Exhibit P(27)

Frontier Capital Management Company, LLC

COMPLIANCE MANUAL

March 2011

99 Summer Street

Boston, MA 02110

Phone (617) 261-0777 Fax (617) 261-0684

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

TABLE OF CONTENTS

AKNOWLEDGEMENT FORM	3
FORM ADV	4
FORM LM-10	6
POLITICAL CONTRIBUTIONS AND OTHER RESTRICTED PAYMENTS	7
GIFT AND BUSINESS ENTERTAINMENT POLICY	18
MONITORING OF DISCIPLINARY AND REGULATORY VIOLATIONS BY PERSONNEL	24
SELECTION OF BROKERS AND DEALERS TO EXECUTE PORTFOLIO TRANSACTIONS IN SECURITIES FOR THE ACCOUNT OF CLIENTS (INCLUDING “SOFT DOLLAR” MATTERS)	28
TRADING ALLOCATION PROCEDURES	37
TRADING ERROR PROCEDURES	46
PRICING POLICIES AND PROCEDURES	48
AGREEMENTS WITH INVESTMENT ADVISORY CLIENTS	51
STATEMENT OF POLICIES AND PROCEDURES RELATING TO THE EXISTENCE AND CONTENTS OF ADVISORY AGREEMENTS WITH CLIENTS	52
COMPLIANCE WITH INVESTMENT POLICIES, RESTRICTIONS, GUIDELINES AND LEGAL REQUIREMENTS	57
TRANSACTIONS BETWEEN CLIENTS AND THE FIRM, FIRM AFFILIATES AND FIRM PERSONNEL	58
CONFIDENTIALITY OF PERSONALLY IDENTIFIABLE CLIENT INFORMATION	59
CLIENT COMPLAINTS	64
ANTI-MONEY LAUNDERING	67
ADVERTISING AND MARKETING MATERIALS	70
GIPS	76
ERROR CORRECTION POLICY	78
REFERRAL OR “FINDER’S” FEES	83
PRESS RELATIONS POLICY	84
RECORDKEEPING POLICY	85
DATA SECURITY POLICY	96
DISASTER RECOVERY POLICY	99
EMAIL USAGE AND RETENTION POLICY	102
PROXY VOTING STATEMENT AND GUIDELINES	105
CASH FLOW (CONTRIBUTION / WITHDRAWAL) PROCEDURES	109
CORPORATE ACTION AND CLASS ACTION PROCESSING PROCEDURES	111
ACCOUNT RECONCILIATION PROCEDURES	113
TRADE SETTLEMENT PROCEDURES	115
INSTITUTIONAL ACCOUNT SETUP AND CLOSING PROCEDURES	116
CUSTODY	119
ANNUAL COMPLIANCE REVIEW	123

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

AKNOWLEDGEMENT FORM

Compliance Manual

I hereby acknowledge receipt of a copy of the Frontier Capital Management (“Frontier”) Compliance Manual dated March 2011, which I have read and understand. I will comply fully with all provisions of the Compliance Manual during the period of my employment. I further confirm that I have complied with the provisions of the Manual applicable to me and have reported any exceptions or issues to Frontier’s Chief Compliance Officer.

Signature:
Print Name:
Date Acknowledgment was Signed:

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

FORM ADV

An overriding principle of SEC regulations requires Frontier to disclose information regarding its business and business practices to its existing and prospective clients and that such information be true and accurate. The SEC treats any attempts to provide inaccurate or incomplete disclosures to clients very seriously.

Section 206 of the Adviser Act contains the general provisions that this disclosure must follow. In particular, Section 206 states that:

it shall be unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly to employ any device, scheme, or artifice to defraud any client or prospective client or to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

Policy

Frontier will ensure that all the required disclosures made to investors, clients, and regulators are made when required and that the disclosures are true and accurate.

Procedures

Brochure Rule – Form ADV

All clients must be furnished a copy of Part 2 of Form ADV, which contains important disclosure information on the Firm.

The Chief Compliance Officer is responsible for ensuring that the Firm’s Form ADV is updated for all changes in information necessary to ensure that it is complete and accurate with respect to the Firm’s business.

The most up-to-date version of Frontier’s Form ADV Part 2 is located on the Firm’s intranet. A hard copy may be obtained from Compliance.

Continuing Update Process

Frontier employees are responsible for making the Chief Compliance Officer aware of any disclosures discussed herein which appear to be inaccurate or incomplete.

Annual Update Process

Within 90 calendar days of each December 31st, Frontier must file an amended Form ADV with the SEC.

Frontier must amend its Form ADV by filing additional amendments (other than annual amendments) promptly if:

1.	Information Frontier provided in response to Items 1, 3, 9, or 11 of Part 1A or Items 1, 2.A. through 2.F., or 2.I. of Part 1B become inaccurate in any way;

2.	Information Frontier provided in response to Items 4, 8, or 10 of Part 1A or Item 2.G. of Part 1B become materially inaccurate; or

3.	Information Frontier provided in its brochure becomes materially inaccurate.

Delivery

The Form ADV, Part 2 must be delivered at least 48 hours prior to entering into a contract; or at the time of entering into the contract, provided that the client is given the right to terminate the contract, without penalty, within five (5) business days of signing the contract.

Frontier must deliver a copy of the current Form ADV, Part 2 or, if necessary, a summary of material changes to clients on an annual basis.

Oversight

The CCO or his designee must approve any public disclosure made by the Firm prior to its first use, with the exception of client statements, and will periodically review the Firm’s disclosure documents to ensure accuracy.

Any employee who becomes aware of any inaccuracy in Frontier’s public disclosure must promptly report such inaccuracy to the CCO.

References:     Advisers Act – Section 206

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

FORM LM-10

Form LM-10 filings are required by the US Department of Labor (“DOL”) related to certain payments to union officials and related individuals of Taft Hartley plan clients.

The Firm may be required to make an annual filing of Form LM-10 within 90 days after the end of the Firm’s fiscal year in situations where the Firm, as an adviser to Taft Hartley Plans, made any payments in excess of $250 annually to or for the benefit of any labor organization, union official, employee or labor relations consultant. DOL rules apply if the Firm provides anything of value (including business entertainment such as meals, lodging, gratuities, golf outings, and/or tickets to sporting events) to any of these entities or persons when seeking to establish or maintain business relationships with unions or union-affiliated pension or welfare trusts. The Firm is required to keep records on these payments and, if the payments exceed the $250 threshold, file Form LM-10’s on an annual basis to report these payments.

Compliance will maintain records necessary to record any LM-10 type payments and make an annual LM-10 filing in any years that the Firm makes any reportable payments. The Chairman, President, Chief Compliance Officer or corresponding principal officers will sign the completed Form LM-10.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

POLITICAL CONTRIBUTIONS AND OTHER RESTRICTED PAYMENTS

Purpose and Overview

As a registered investment adviser, Frontier Capital Management Company, LLC (Frontier) is subject to various laws and regulations that prohibit or restrict the making of payments in any form to obtain business or an advantage in the conduct of business. Frontier recognizes that it, and its employees on Frontier’s behalf, may engage in ethically and legally appropriate business conduct in accordance with Frontier’s policies, including its gifts and business entertainment policies. Frontier also respects the rights of its employees, as individuals, to lawfully participate in the political process and make personal contributions to candidates of their choice for federal, state or municipal office. As a matter of Frontier policy, and to ensure compliance with applicable law, no employee may make, or cause Frontier to make any payment, gift or arrangement of value to or for any person, or make a contribution to an elected official or candidate for elective office of a government entity, for the purpose of obtaining or retaining business for Frontier.

From time to time, Frontier’s clients may include government entities and government sponsored investment funds. As a registered investment adviser, Frontier is subject to specific requirements relating to these clients. Under federal and state laws, referred to as “pay to play” laws, political contributions by employees could impact Frontier’s ability to continue to do business or seek new business with certain government entities. Pay to play laws are generally intended to prevent government officials from selecting investment advisers on the basis of their political contributions. These laws include Investment Advisers Act Rule 206(4)-5 (the “Rule”), which applies to all registered investment advisers, and places limits on individual contributions by certain Frontier employees, and may prohibit Frontier from managing money for state or municipal government entity clients for a specified period following any disqualifying contributions. Even if a personal political contribution is not prohibited, reporting of personal political contributions may be required.

In addition, the U.S. Foreign Corrupt Practices Act, and other international laws adopted in jurisdictions where Frontier conducts business (the “Anti-Bribery Laws”), impose severe penalties in connection with the payment of any bribes, or other consideration of value, for the purpose of obtaining or retaining business. Violations of these laws will place Frontier’s business reputation and business success in jeopardy and may subject Frontier and the individuals involved to civil and/or criminal liability.

To ensure compliance with these requirements, Frontier has established this Policy. The CCO is responsible for administering the Policy and should be contacted regarding any questions about political activity or a political contribution, payment or gift that you intend to make.

“Pay to Play” Policy

Permitted Political Contributions and Political Activities

Subject to preclearance, as described below, all employees of Frontier are permitted to:

•

Where you are eligible to vote for the candidate, make a Contribution1, up to $350 in the aggregate with respect to the same election, to an elected official or candidate for elective office of a state or municipal Government Entity.

•

Where you are not eligible to vote for the candidate, make a Contribution, up to $150 in the aggregate with respect to the same election, to an elected official or candidate for elective office of a state or municipal Government Entity.

•

Make a Contribution to an elected official or candidate for elective office of the federal government (unless, at the time of the Contribution, the candidate is an elected official of a state or municipal Government Entity, in which case the foregoing limits apply).

•

Make a Contribution to a federal, local or state political party in your individual capacity (subject to applicable state or local limitations), provided the Contribution is not directed to an elected official or candidate for elective office of a state or municipal Government Entity.

•	Make a Contribution to a political action committee, provided that the Contribution is not directed to an elected official or candidate for elective office of a state or municipal Government Entity.

•

As part of a campaign, volunteer on behalf of an elected official or candidate for elective office of a state or municipal Government Entity during non-business hours, so long as you are not using Frontier’s name (or implying any endorsement by Frontier) or Frontier’s resources (such as corporate facilities, systems, communications equipment and lines, office supplies and mailing lists), and so long as you are not coordinating or Soliciting any person or political action committee to make any Contribution (as described further below).

Prohibited Political Contributions and Political Activities

No employee of Frontier may:

•	Make a Contribution to an elected official or candidate for elective office of a state or municipal Government Entity in excess of the de minimis limits set forth above.

•

Make a Contribution to an elected official or candidate for elective office of the federal government in excess of the de minimis limits set forth above, if, at the time of the Contribution, the candidate is an elected official of a state or municipal Government Entity.

•	Cause Frontier to make any Contribution to an elected official or candidate for any elective office of a federal, state or municipal Government Entity.

•	Coordinate or Solicit any person or political action committee to make any:

•	(i) Contribution to an elected official or candidate for elective office of a state or municipal Government Entity; or

1	Please see the Definitions section for a description of the capitalized defined terms used in this Policy.

•	(ii) Contribution to a political party of a state or municipality.

•	Use Frontier’s name or resources (as described above) in connection with any service to a campaign or in support of any campaign for elective office of a federal, state or municipal Government Entity.

•

Engage in any lobbying efforts on behalf of Frontier, since lobbying is a regulated activity that often requires public filings and/or registration, without prior approval from the CCO and Frontier management.

Indirect Contributions

You should be aware that the Rule and this Policy prohibit doing anything indirectly which, if done directly, would result in a violation. Employees should be mindful of these provisions and should be aware of Contributions that may be in the employee’s control, and therefore may be a violation of the Rule and this Policy, including the following:

•	Solicitation of any person, such as a spouse, Family Member or friend, to make a Contribution.

•	Contributions made by spouses from joint checking accounts, which may give the appearance of an indirect Contribution.

•

Contributions made to an entity where the employee has the ability to direct the use of the funds, or knows that entity will use the funds to support an elected official or candidate for elective office of a state or municipal Government Entity.

Please see the CCO with any questions regarding indirect Contributions.

Two-Year Time-Out Period

Covered Associates should be aware that Contributions made in violation of the Rule will trigger a two-year time out during which time Frontier cannot provide advisory services for compensation to the relevant Government Entity. The Rule applies to Contributions made by Frontier and its Covered Associates during the previous two years, regardless of whether the individual was a Frontier employee at the time the Contribution was made.

Procedures

Pre-clearance

All Contributions by an employee must be approved by the CCO in writing in advance of any Contribution being made. All employees shall submit to the CCO written requests for pre-clearance of Contributions proposed to be made by the employee by using the Political Contribution Pre-Clearance Form attached to this Policy as Exhibit A.

It is Frontier’s policy to permit any proposed Contribution so long as it does not cause a violation of the Rule, state laws or this Policy, or a reasonably foreseeable violation of the Rule, state laws, or this Policy based on current or future prospective clients of Frontier.

As part of the preclearance process, the CCO shall review applicable state laws prior to approving any Contribution requests.

The CCO reserves the right to prohibit any proposed Contribution that is deemed by the CCO to raise a risk of violating the Rule, state laws or this Policy, or any actual or apparent conflict of interest, or for any other reason whatsoever.

Quarterly Reporting

On a quarterly basis, all employees must submit a report and acknowledgement form to the CCO confirming that they are in compliance with this Policy and reporting all of their Contributions made in the past quarter, including the amounts of the Contributions and dates on which the Contributions were made (including without limitation any Contribution that was the subject of the limited exemption for certain returned Contributions pursuant to the Rule).

All quarterly reports shall be made using the Quarterly Political Contributions Report and Acknowledgement Form attached to this Policy as Exhibit B.

Non-Employee Covered Associates

For any non-employees deemed to be Covered Associates, the CCO will establish appropriate preclearance, reporting and recordkeeping procedures unless the Covered Associate is subject to a Policy administered by the Covered Associate’s employer.

New Government Entity Clients

In advance of accepting a state or municipal Government Entity as a client, the CCO shall review records of Contributions made within two years of the date of inception of the client account to determine whether any Contributions have been made to any official of the state or municipal Government Entity; provided, that this look-back provision will not apply to any periods before March 14, 2011. The CCO will also review applicable laws and regulations to determine whether additional policies or procedures are required or advisable.

Confidentiality

Frontier respects the rights of its employees to lawfully contribute to the political process and will keep the information provided under this Policy confidential, subject to the rights of inspection of all regulatory and licensing bodies or as any disclosure may become necessary or advisable in the operation of Frontier, including disclosures at the request of representatives of clients and potential clients who are state or municipal Government Entities, pension funds, or their fiduciaries if requested to do so.

Compliance with Other Laws

It should not be assumed that pre-clearance or approval under this Political Contributions Policy is confirmation that an employee is complying with any applicable campaign finance or other applicable laws, and each employee is urged to consult advisors or counsel as appropriate on such laws. With respect to clients and potential clients that are state or municipal Government Entities, additional state and local rules may apply.

Prior to granting pre-clearance for any Contributions under this Policy, the CCO shall review applicable rules and regulations to determine whether the Contribution is permissible, as noted above. In addition, the CCO will review applicable laws and regulations prior to retaining any client that is a state or municipal Government Entity to determine whether additional policies or procedures are required or advisable, as noted above.

Questions Regarding Application of the Policy

Employees should consult the CCO if they have any questions about whether a Contribution or activity would be prohibited or restricted by this Policy or the Rule.

For example, please seek CCO guidance if:

•	You or a Family Member expects to run for state or municipal office.

•	You or a Family Member expects to serve in an official capacity in a campaign for state or municipal office.

•	You or a Family Member are asked to make a non-political (e.g., charitable) contribution by an elected official of a state or municipal Government Entity.

Recordkeeping

Records Related to Political Contributions

Frontier will maintain the following books and records:

1.	The names, titles and business (if other than Frontier’s address) and residence addresses of all employees of Frontier.

2.	The names, titles and business (if other than Frontier’s address) and residence address of all persons designated by the CCO as Covered Associates of Frontier.

3.	All state and municipal Government Entities to which Frontier provides or has provided investment advisory services, or which are or were investors in any fund or other pooled vehicle to which Frontier provides or has provided investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010 (recordkeeping requirements for registered investment companies begin September 13, 2011).

4.	All direct or indirect Contributions made by Frontier or any of its employees to an official of a state or municipal Government Entity, or to a political party of a state or political subdivision thereof, or to a political action committee.

Records relating to such Contributions must be listed in chronological order and indicate:

(i)	the name and title of each contributor,

(ii)	the name and title (including any city/county/state or other political subdivision) of each recipient of a Contribution,

(iii)	the amount and date of each Contribution, and

(iv)	whether any such Contribution was the subject of the exception for certain returned Contributions pursuant to Rule 206(4)-5(b)(2)

5.	The name and business address of each person or entity to which Frontier provides or agrees to provide, directly or indirectly, payment to Solicit a state or municipal Government Entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2).

Anti-Bribery Policy

Permitted Conduct

As noted above, employees of Frontier are permitted to engage in legitimate business conduct that complies with Frontier’s policies, including its gifts and entertainment policies and its Code of Ethics.

Prohibited Conduct

Frontier, and its employees on Frontier’s behalf, may not make or offer or promise to make, in violation of any applicable Anti-Bribery Law, any payment, gift or arrangement of value to or for any person, including a foreign official, for the purpose of obtaining or retaining business for Frontier or any other person.

Indirect Conduct

You should be aware that employees are prohibited from doing indirectly anything that, if done directly, would result in a violation of any applicable Anti-Bribery Law or this Policy. All employees should be mindful of these provisions and should be aware of payments or consideration given that may be in the employee’s control, and therefore may be a violation of an applicable Anti-Bribery Law, including payments made to an entity, such as a solicitor or marketing agent, where the employee has the ability to direct the use of the funds or knows that the entity will use the funds to make an illegal payment or gift.

General Policy Terms

Reporting and Certification

As noted above, all employees must report quarterly all Contributions made in the prior quarter and certify to the CCO that they are in compliance with this Policy.

Violations

If any Frontier employee becomes aware of a violation of this Policy, they must immediately notify the CCO. In the event an employee makes a payment or gift in violation of this Policy or any applicable Anti-Bribery Law, the employee agrees to take all reasonable efforts as requested by Frontier to remedy the violation, including actively seeking the return of the Contribution, payment or gift. Employees should understand that violations of this Policy are a serious matter and may result in sanctions against the employee, up to and including (but not limited to) termination of employment.

Oversight

The CCO shall be responsible for administering this Policy. Employees are encouraged to contact the CCO with any questions about this Policy.

Definitions

“Contribution” means any contribution, gift, subscription, loan, advance or deposit of money including:

(i) payment of debt incurred in connection with an election; or

(ii) transition or inaugural expenses of a successful candidate; or

(iii) anything else of value to the candidate or official, other than volunteered time outside of business hours.

“Covered Associate” means (i) Frontier, (ii) any general partner, managing member or other individual or entity with a similar status or function, of Frontier, (iii) the chief executive officer, all senior executive officers in charge of a principal business unit, division or function and any other person (including non-employees) who perform a policy-making function for Frontier, (iv) any employee who solicits a Government Entity for Frontier and any person who supervises, directly or indirectly, such employee, and (v) any political action committee controlled by Frontier or any of its employees.

For any non-employee member of Frontier’s management or other governing committee (or any other individual) who is determined to be a Covered Associate, the CCO shall be responsible for establishing appropriate pre-clearance and reporting procedures, unless the person is subject to a Policy administered by the person’s employer.

The CCO is responsible for designating Frontier’s Covered Associates, and for notifying Covered Associates of the designation. The CCO shall maintain and periodically update a list of persons designated as Covered Associates, which list of Covered Associates is attached as Exhibit C. Frontier will only consider persons that the CCO has designated as Covered Associates for purposes of this Policy to be “Covered Associates” under the Rule.

“Family Member” means any person, related by blood, marriage, domestic partnership or civil union, who lives in the same household as the employee and includes: any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, and any adoptive relationships living in the same household as the employee.

“Government Entity” means any state or political subdivision of a state, including:

(i)	any agency, authority, or instrumentality of the state or political subdivision;

(ii)	a pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (the “Code”), or a state general fund;

(iii)	any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “qualified tuition plan” authorized by Section 529 of the Code, a retirement plan authorized by Section 403(b) or 457 of the Code, or any similar program or plan; and

(iv)	officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Rule” means U.S. Investment Advisers Act Rule 206(4)-5, which prohibits investment advisers and their Covered Associates from making political Contributions greater than de minimis limits to an elected official or candidate for elective office of a state or municipal Government Entity. Political Contributions in violation of the Rule will trigger a two-year time-out during which advisers cannot provide advisory services for compensation to the Government Entity that received the Contribution.

“Solicit” means:

(i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment advisor; and

(ii) with respect to a Contribution, to communicate, directly or indirectly, for the purpose of obtaining or arranging a Contribution.

Reference

Advisers Act – Rule 206(4)-5; Rule 204-2

The Foreign Corrupt Practices Act

Applicable International, State and Local Laws

Effective Date

March 14, 2011

Exhibit A

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

POLITICAL CONTRIBUTION PRE-CLEARANCE FORM

[TO BE COMPLETED BY EMPLOYEE]

Employee Name:

Amount of proposed contribution:

Name of recipient (i.e., official, candidate, election committee):

Office that candidate is seeking (including jurisdiction):

Does the candidate/official currently hold office?

If yes, describe the office the candidate/official currently holds:

Name of individual/entity soliciting the contribution, if any:

Prior contributions to this candidate/official with respect to this election:

Can employee vote in election?    YES                      NO

Does the employee believe the above official/candidate is a political official with the power to influence or control the investments of a Government Entity or is a candidate running for such office?

YES                      NO

Employee Signature

Signature	Date

Chief Compliance Officer Approval

Signature	Date

Exhibit B

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

QUARTERLY POLITICAL CONTRIBUTIONS REPORT AND ACKNOWLEDGEMENT FORM

This report has been completed for the calendar quarter ended                     .

Please list all political contributions you made during the calendar quarter referred to above. Include the date, recipient name and title, title of the prospective office of any recipient that is a candidate for office, and amount of any such political contributions. This report and acknowledgement form must be returned to the Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

Date of Contribution	Name of Recipient (including individual, political party, or political action committee)	Title of Recipient (including any city/county/state or other political subdivision)	Title of Prospective Office (including any city/county/state or other political subdivision)	Amount

Check here if you did not make any political contributions during the calendar quarter referred to above (Please notify us separately if you had any returned political contributions).: ☐

By signing below, you certify that you have complied with the Firm’s Political Contributions and Other Restricted Payments Policy. You further acknowledge and confirm that you have not done indirectly what you are prohibited by the Policy from doing directly, including indirect contributions made through others, including but not limited to spouses and family members.

Employee Signature

Name (Print)	Date

Title

Signature

Exhibit C

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

List of Covered Associates

All partners and employees of Frontier are deemed Covered Associates

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

GIFT AND BUSINESS ENTERTAINMENT POLICY

Frontier has a fiduciary duty to act in the best interest of its clients and to not be unduly influenced in such a way that potential conflicts of interest may actually or may appear to jeopardize that duty. One example of a potential conflict is a situation in which Frontier or its officers and employees give or receive gifts, business entertainment, or other favors in the course of business. It is important to Frontier’s independence of judgment and the Firm’s image to give or accept only these items in accordance with normally accepted business practices and to not raise any question of propriety.

The following outlines Frontier’s policy on giving and receiving gifts to help the Firm maintain the highest ethical standards and is applicable to all of Frontier’s officers and employees.

Policy

No officer or employee may, directly or indirectly, give or receive any gift or business entertainment to or from anyone with whom Frontier is likely to have any business dealings, such as potential clients, brokers and consultants, dealers, and vendors (“Business Relationship”) unless the gift or entertainment falls within one of the following categories of permissible gifts or entertainment, and is not so frequent or excessive as to raise any question of propriety and is not otherwise inconsistent with any applicable law or regulation, including, without limitation, the rules governing gifts to public officials.

Prior to receiving or providing a gift or business entertainment, Frontier may notify the donor or recipient that they may wish to consult their firm’s policy on gifts and business entertainment or personnel within their firm to the extent applicable, whether they are permitted to receive such gifts and/or business entertainment. In addition, Frontier from time to time may agree (or be required by another firm) to comply with policies and procedures regarding gifts and entertainment of firms with which Frontier has a Business Relationship and if so, Frontier will abide by those policies and procedures.

Gifts

Permissible gifts given to or received from a particular person, either individually or in the aggregate, having a retail value of $100 or less for the calendar year are permitted. Examples of gifts subject to the annual $100 per person limit include, but are not limited to, flowers, fruit baskets, wine, or a gift certificate to a store or restaurant. Also included are tickets to sporting events, theatre, greens fees, an invitation to a reception or cocktail party or comparable entertainment if the donor will not be present. Prizes won at events sponsored by firms with which Frontier has a Business Relationship would also be considered a gift. If a gift given or received is distributed for use by multiple individuals, it is permissible to divide the value of the gift amongst the number of ultimate recipients.

Tickets

Tickets or gifts given to or received from an individual and his or her spouse or family member shall be aggregated in determining whether the tickets have a value in excess of $100. Because of the special circumstances sometimes surrounding the value of tickets, Frontier’s policy is that tickets should be valued at face value for purposes of this policy.

Cash Gifts

Under no circumstances may officers or employees give or accept gifts to or from any business or business contact in the form of cash, cash equivalents or securities.

Personal Gifts

Gifts of a personal nature (e.g., a wedding gift or congratulatory gift to celebrate a birth) are not prohibited or subject to the dollar limits described above, provided the giving is not related to the business of Frontier. To determine whether a gift is personal, a number of factors should be considered, including any pre-existing personal or family relationship between the person giving the gift and the recipient.

Gifts to Public Employees

Officers and employees are reminded that different rules apply when giving anything of value to public employees. No officer or employee may authorize payment or reimbursement for any meal or entertainment that falls outside of the ordinary course of business, travel, lodging, or other gift made for or on behalf of any federal, state, county, or municipal employee having anything of value except as permitted by law, the public organization’s policies and approved by the Chief Compliance Officer.

Promotional Items

Promotional items of nominal value that contain Frontier’s or the donor’s employer’s logo, such as pens, calendars or diaries are permitted. Such gifts need not be aggregated for purposes of the $100 rule above but should not exceed a reasonable number from or to the same person within a calendar year.

Business Entertainment

In order for entertainment to be considered a business expense rather than a gift, a representative of the firm providing the entertainment must personally host or be present at the event, and the event must not raise any questions of propriety. Employees may provide or accept a business entertainment event of reasonable value, such as an occasional meal, a ticket to a sporting event or the theatre, greens fees, an invitation to a reception or cocktail party, or comparable business entertainment so long as it is neither so frequent nor so extensive as to raise any question of propriety, provided that the donor is present. Employees should seek prior approval from Compliance in circumstances where he or she is unsure about the value or appropriateness of proposed entertainment. Traders are prohibited from receiving gifts or business entertainment from third parties and may engage in normal business entertainment only with pre-approval from the CCO.

Company-Sponsored Events

For a Frontier-sponsored event that may or may not fall clearly within one of the above categories of permissible gifts or business entertainment, officers and employees must contact the Chief Compliance Officer to ascertain whether such an event requires approval. Under appropriate circumstances, a specific or general exemption for Frontier-sponsored events may be obtained from the Chief Compliance Officer. Officers and employees are responsible for confirming that such an exemption either has been granted or is not necessary before extending an invitation to such an event.

Business Travel and Related Incidentals

Frontier officers and employees are often invited to attend or participate in conferences, tour a company’s facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, Frontier must pay for all travel and lodging expenses provided in connection with such activities since the transportation expenditures associated with travel are considered non-permissible gifts or gratuities, such as airfare or rental car costs and hotel or other lodging accommodation expenditures, when the cost of such expenditures can be calculated and reimbursed. However, if appropriate, officers and employees may accept travel-related amenities if the costs are considered insubstantial and are not readily ascertainable (e.g., a shuttle bus at a conference).

Other Payments from Brokers and Portfolio Companies

Officers and employees may not accept reimbursement from brokers or portfolio companies for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, officers and employees may neither request nor accept loans or personal services from brokers or portfolio companies.

Solicitations

Frontier officers and employees are prohibited from soliciting any gift or business entertainment (i.e., you may not request a gift, such as tickets to a sporting event, be given to you).

Exceptions

In special circumstances, the Chief Compliance Officer may grant a specific exception to these rules regarding gifts and business entertainment, provided such gift or business entertainment is consistent with applicable laws and/or regulations and is consistent with the spirit and intent of this Policy. In reviewing a request for an exception, the Chief Compliance Officer will consider a variety of factors, including whether the gift or business entertainment is of a type which is customarily associated with ethical business practices and whether the gift or business entertainment raises any question of propriety, or could be reasonably interpreted by others as bringing discredit to Frontier, or offering an improper inducement to the recipient, or placing the recipient under an obligation to the donor.

Charitable Donations

Charitable donations by the Firm or its officers and employees are not subject to the $100 rule above, but should be reasonable and consistent with the standards set forth in this Policy. All charitable donations by the Firm must be pre-approved by the Chief Compliance Officer.

Political Contributions

Officers, employees and the Firm are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts from government persons or entities.

Reporting:

Gift Log

Officers and employees must inform the Chief Compliance Officer within 30 days of the end of each calendar quarter of the giving or receiving of any gifts (other than promotional items as described above, and de minimis gifts with a value of less than $25), including those gifts returned to the sender. The attached Exhibit A or a comparable form of communication may be used for reporting gifts given or received. The Chief Compliance Officer will maintain a Gift Log, a form of which is attached to this Policy as Exhibit B, to record gifts given or received. The log will contain a description of the gift, date of the gift, the name of the person or firm providing or receiving the gift, and the approximate value of the gift.

Business Entertainment Reporting

All officers and employees must report within 30 days of the end of each calendar quarter business entertainment, as defined above, given to or received from any third party that has a value greater than $100 and is not conducted during the ordinary course of business, such as tickets to a sporting event, invitations to a show, social meals and other business entertainment that falls outside of the normal course of business. The attached Exhibit A or a comparable form of communication may be used for reporting business entertainment given or received. Meals provided at meetings conducted for business purposes, such as broker luncheons or dinners, and other business events, need not be reported for purposes of this policy.

Employee Certification

All officers and employees must certify within 30 days of the end of each calendar quarter whether they are in compliance with this Policy.

Monitoring:

Management Reporting

The Chief Compliance Officer will review officers’ and employees’ submissions regarding gifts and entertainment on a periodic basis and will report to the President promptly any issues or concerns regarding officers’ and employees’ activities covered under this Policy.

Training and Education

The Chief Compliance Officer shall be responsible for training and educating employees regarding the Gift and Business Entertainment Policy. Such training shall be mandatory for all officers and employees and shall occur as determined necessary by the Chief Compliance Officer.

In case of questions regarding a particular circumstance or where there is doubt of the estimated retail value of any gifts, or other items/services, or any interpretation of this Gift and Business Entertainment Policy, officers and employees should contact the Chief Compliance Officer.

Exhibit A

Frontier Capital Management Company, LLC Gift and Business Entertainment Report

Gift and Business Entertainment reports are to be submitted to Frontier’s Chief Compliance Officer within 30 days of the end of each calendar quarter. Officers and employees may use this form to complete such report.

Name of the employee(s) giving or receiving Gift or Business Entertainment:
Name of Business Relationship receiving or giving Gift or Business Entertainment:
Date of occurrence:
Description of Gift or Business Entertainment:
Approximate retail value of Gift or Business Entertainment:
If necessary pursuant to Frontier’s Gift and Business Entertainment Policy, was pre-authorization obtained:
If not, please explain:

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

MONITORING OF DISCIPLINARY AND REGULATORY VIOLATIONS BY

PERSONNEL

It is essential that Frontier know if any of its employees, officers, members, or affiliates have committed any criminal violations or violations of any regulatory or disciplinary rules (particularly rules relating to the banking, securities, commodities or insurance industries), including violations committed while affiliated with a prior employer. Among other things, the Firm is required to disclose certain of such information in its Securities and Exchange Commission filings on Form ADV. The Firm is also frequently asked to disclose such information in response to requests for proposals from prospective clients, and is required to disclose such information to its clients as it arises.

Under Section 9 of the Investment Company Act of 1940, certain violations by Firm personnel (even if committed while employed by a prior employer) could disqualify the Firm from acting as an adviser or subadviser to any registered investment company. Such violations include any conviction within the past 10 years for a felony or misdemeanor involving the purchase or sale of securities. Section 411 of the Employee Retirement Income Security Act (“ERISA”) contains similar disqualifications and further prohibits the hiring or retaining of such a disqualified person in any capacity involving decision-making authority over plan assets.

In order to ascertain whether prospective employees have committed any violations that must be disclosed or that could subject the Firm to legal disqualification, the Firm shall require a new employee to complete a detailed questionnaire concerning the employee’s disciplinary, regulatory and criminal violations. A copy of this questionnaire is attached hereto as Exhibit A.

In addition, on at least an annual basis, the Firm’s Compliance Department will request that personnel complete such questionnaire (or confirm in writing that there has been no change in the information previously furnished by them). Any employee who becomes aware of any changes or inaccuracies in the information he or she has previously furnished should promptly notify the Firm’s Compliance Department, so that it can determine whether disclosure or other action by the Firm is required. The Chief Compliance Officer may also periodically request that a criminal background check be performed through the Criminal History Systems Board for any person who manages accounts.

Exhibit A

Employee Disciplinary Questionnaire

Please answer yes (Y) or no (N) to the following:		Y/N

1.	In the past ten years have you been convicted of or pleaded guilty or nolo contender (“no contest”) to:

(A) a felony or misdemeanor involving:

• investment or an investment-related business

• fraud, false statements, or omissions

• wrongful taking of property or

• bribery, forgery counterfeiting, or extortion?

(B) any other felony?

2.	Has any court:

(A) in the past ten years, enjoined you in connection with any investment-related activity?

(B) ever found that you were involved in a violation of investment-related statutes or regulations?

(C) ever dismissed, pursuant to a settlement agreement, any investment-related civil action brought against you by a state or foreign financial regulatory authority?

3.	Has the Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

(A) found you to have made a false statement or omission?

(B) found you to have been involved in a violation of its regulations or statutes?

(C) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

(D) entered an order denying, suspending or revoking your registration or otherwise disciplined you by restricting your activities?

(E) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

4.	Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

(A) ever found you to have made a false statement or omission or been dishonest, unfair, or unethical?

Exhibit A

(B) ever found you to have been involved in a violation of investment-related regulations or statutes?

(C) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

(D) in the past ten years, entered an order against you in connection with an investment-related activity?

(E) ever denied, suspended, or revoked your registration or license, prevented you from associating with an investment-related business or otherwise disciplined you by restricting your activities?

(F) ever revoked or suspended your license as an attorney or accountant?

5.	Has any self-regulatory organization or commodities exchange ever:

(A) found you to have made a false statement or omission?

(B) found you to have been involved in a violation of its rules?

(C) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

(D) disciplined you by expelling or suspending you from membership, by baring or suspending your association with other members, or by otherwise restricting your activities?

6.	Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to investments or fraud?

7.	Are you now the subject of any proceeding that could result in a ‘yes’ answer to questions 1-6 of this form?

8.	Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

9.	Are you currently the subject of, or have you been the subject of, an arbitration claim alleging damages in excess of $2,500, involving any of the following:

(A) any investment or an investment-related business or activity?

(B) fraud, false statement, or omission?

(C) theft, embezzlement, or other wrongful taking of property?

(D) bribery, forgery, counterfeiting, or extortion?

(E) dishonest, unfair, or unethical practices?

10.	Are you currently subject to, or have you been found liable in, a civil, self-regulatory organization, or administrative proceeding involving any of the following:

(A) any investment or an investment-related business or activity?

(B) fraud, false statement, or omission?

Exhibit A

(C) theft, embezzlement, or other wrongful taking of property?

(D) bribery, forgery, counterfeiting, or extortion?

(E) dishonest, unfair, or unethical practices?

11.	Have you ever been an advisory affiliate of a securities firm that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act, or had a direct payment procedure begun?

12.	If you are an officer or director of the Firm, have you ever failed in business, made a compromise with creditors, filed a bankruptcy petition or been declared bankrupt?

Employee Signature:

Date:

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

SELECTION OF BROKERS AND DEALERS TO EXECUTE PORTFOLIO TRANSACTIONS IN SECURITIES FOR THE ACCOUNT OF CLIENTS (INCLUDING “SOFT DOLLAR” MATTERS)

Scope of This Policy Statement

What This Policy Statement Covers. This Policy Statement sets forth the policies and procedures of the Firm relating to the selection of brokers and dealers to execute transactions in securities for the accounts of clients.

What This Policy Statement Does Not Cover. This Policy Statement deals only with issues relating to the selection of brokers and dealers to execute transactions in securities. It does not cover such related issues as (1) determining what investments should be bought or sold for accounts over which the Firm has investment discretion, (2) allocating scarce investment opportunities among accounts, (3) placing client transactions with brokers or dealers that are affiliated with the Firm, (4) limitations on the personal investment activities of Firm personnel (such as insider trading concerns, codes of ethics and personal investment transaction reporting) or (5) general documentation and recordkeeping with respect to securities trading activities. These issues are the subject of separate policies and procedures contained in this Compliance Manual.

General Policy Statement

The Firm regards the following three considerations as paramount in every decision it makes with regard to the selection of brokers and dealers to execute transactions for clients:

1.	best execution
2.	adherence to fiduciary duty
3.	compliance with the law

These three considerations are paramount in all decisions relating to the selection of brokers and dealers to execute client transactions. Any other considerations (such as the receipt of research services from or at the expense of brokers or dealers) are subordinate to these three paramount considerations, and will be pursued only to the extent consistent with these three considerations.

a.	Best Execution. It is the Firm’s obligation in placing each transaction for a client account to seek best execution of that transaction. The concept of “best execution” is discussed in more detail below.

b.	Fiduciary Duty - Recognition That Commission Dollars Belong to the Client. The Firm recognizes that any amounts paid to brokers and dealers on client transactions (whether in the form of disclosed commissions, “spreads” or undisclosed dealer mark-ups) are paid out of client assets.

The Firm has a fiduciary duty with respect to its clients’ assets. Therefore, in selecting brokers and dealers and negotiating commissions or spreads, the Firm must act solely in the client’s interest, rather than to benefit the Firm. It is generally improper for the Firm to benefit from placing portfolio transactions for clients, even if no harm results to the client. These fiduciary principles apply whether or not the Firm has investment discretion over an account. The only exceptions to these principles are (1) exceptions for which clients have given valid consent, in writing and in advance, and (2) that in placing trades for any client account, the Firm may obtain certain research services that benefit its client advisory accounts generally (see below).

c.	Compliance with the Law. The laws and regulations relating to the selection of brokers and dealers for client accounts, and the receipt of research services from or at the expense of brokers, are complicated. Furthermore, the Firm’s investment management and trading activities are subject to extensive government regulation and oversight, and frequent inspection by regulatory authorities.

Like most investment advisers and pension managers, the Firm is subject to regulation, oversight and examination by the U.S. Securities and Exchange Commission (the “SEC”), and by the U.S. Department of Labor (the “DOL”) with respect to assets that are subject to ERISA.

The Firm is strongly committed to complying with all applicable laws and regulations, including those that relate to securities trading and brokerage allocation. Therefore, all personnel are required to comply with the policies and procedures set forth in this document.

In addition to complying with all applicable laws and regulations, all transactions for client accounts must comply with the provisions, including any provisions relating to brokerage matters, in the Firm’s agreements with the client (or in the trust or similar agreement, for bank collective investment funds). In any case where special legal or regulatory requirements or any agreement with the client limits the Firm’s discretion with respect to (1) the selection of a broker or dealer, (2) the amount or type of compensation that may be paid to the broker or dealer or (3) the Firm’s receipt of otherwise permissible “soft dollar” benefits, it is the responsibility of the Compliance Department to inform the trading desk and the Portfolio Manager as to such limitations.

Best Execution

It is the Firm’s policy, in placing each transaction for a client’s account, to seek “best execution” of that transaction (except in cases where the Firm does not have the authority to select the broker or dealer or to negotiate the price or commission (see Directed Brokerage below).

“Best execution” means obtaining for the client the lowest total cost (in purchasing a security) or highest total proceeds (in selling a security), taking into account the circumstances of the transaction and the reputability and reliability of the executing broker or dealer. In determining whether a particular broker or dealer is likely to provide best execution in a particular transaction, the Firm takes into account all factors that it deems relevant to the broker’s or dealer’s execution capability, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer, and the quality of service rendered by the broker or dealer in other transactions. In addition, the Firm considers the use of Electronic Communications Networks (“ECNs”) when placing trades on behalf of its clients. When purchasing or selling over-the-counter securities with market makers, the Firm generally seeks to select market makers it believes to be actively and effectively trading the security being purchased or sold.

Best execution is not measured solely by reference to commission rates. Paying a broker a higher commission rate than another broker might charge is appropriate if the difference in cost is reasonably justified by the quality of the service offered. Also, for accounts over which the Firm exercises investment discretion, the Firm may cause the account to pay a higher commission in recognition of the value of “research services” received by the Firm from or at the expense of the broker, to the extent set forth under “Research Services” below. Best execution means best overall execution, not necessarily the lowest commission rate paid.

Order Placement

Centralized Trading

All transactions for client accounts shall be placed with brokers or dealers through the trading desk. All decisions as to which broker or dealer will be selected to execute a particular transaction for a client account will be made by a member of the trading desk.

Order “Bunching”

At the discretion of the trading desk, the Firm may buy or sell orders for two or more clients into a single large order (“bunch”), and place the order with a single broker or dealer for execution. In many instances, such “bunching” of orders can result in lower commissions, a more favorable net price, or more efficient execution than if each client’s order were placed separately. There may, however, be instances in which order bunching results in a less favorable transaction than a particular client would have obtained by trading separately. Similarly, when orders are not bunched, there may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. The Firm is not obligated to place all transactions on a “bunched” basis, and in determining whether or not to “bunch” orders the Firm relies on the judgment of the Traders as to what course of action is likely to be fair and in the best interests of the relevant accounts on an overall basis. That is, the Firm seeks to avoid putting any client account at an advantage or disadvantage compared to the Firm’s other client accounts that are buying or selling the same security. Each client participating in a “bunched” order will participate at the same price as all other participants, and all transaction costs on the order will be allocated pro rata to all participating clients. (For additional information, please see the Trading Allocation Procedures of this Compliance Manual.)

Directed Brokerage.

In some instances, a client will request or direct that the Firm place transactions for the client’s account with particular broker-dealers. The Firm accepts such “directed brokerage” arrangements only if both of the following conditions are satisfied:

•	The client directions are furnished in writing, in a form acceptable to the Chief Compliance Officer.

•

The Firm has informed the client in writing (typically through delivery of Part II of FCMC’s Form ADV, as appropriate) that use of directed brokerage arrangements may deprive the client of benefits that might otherwise be obtained by “bunching” the client’s order with orders for other Firm clients and may result in the client paying a higher commission rate or receiving less favorable execution than if the Firm had discretion to select the broker or negotiate the commission rate.

The use of any directed brokerage arrangements in connection with an ERISA plan managed by the Firm requires the prior approval of the Chief Compliance Officer.

Commission Rates.

Part of the Firm’s duty to its discretionary clients is to negotiate favorable commission rates on transactions the Firm places with brokers for the client’s account. The Firm uses its best efforts to obtain the most favorable commission rates on all transactions placed for client accounts, subject in all cases to the overriding obligation to obtain best execution. (As noted above, best execution does not necessarily mean paying the very lowest available commission rate; it may be appropriate to pay a rate higher than the lowest available rate, if the higher cost is reasonably justified by the quality of the service offered.) Also, the Firm may cause a client to pay a higher brokerage commission than would otherwise be paid, in recognition of research services provided to the Firm by the broker, subject to the limitations set forth below under “Brokerage and Research Services.”

For trading in markets where brokerage commission rates are negotiable, the member of the Firm’s Trading Department who is placing or confirming the trade (the “Trader”) shall determine (in consultation, if the Trader deems it appropriate, with the Portfolio Manager responsible for the account) the commission rate, subject to the limitations set forth in this paragraph. In making such determination, the Trader shall take into account the following factors, to the extent they are relevant to the transaction: price, the size of the transaction, the timing of the transaction taking into account market prices and trends, the nature of the market for the security, the reputation, experience and financial stability of the broker-dealer, the difficulty of execution, the quality of execution, the quality of service rendered by the broker-dealer in other transactions, and the broker-dealer’s provision of research services to the Firm (see “Research Services” below).

Brokerage and Research Services (“Soft Dollars”)

Many securities firms offer to provide investment managers (such as the Firm) a variety of services and benefits that go beyond bare execution, clearance and settlement of transactions. These services and benefits include such things as (1) the securities firms’ proprietary research reports and analytical products, (2) information and advice about market conditions and individual securities, investment opportunities that may be attractive for client accounts, and opportunities to confer with company management and (3) payment of certain of the investment manager’s expenses relating to research (“soft dollar benefits”). Investment managers often seek to recognize brokers who provide these services or benefits, by directing transactions to these brokers, or by paying higher commissions to these brokers than would otherwise be appropriate.

A potential conflict of interest is presented in every instance where an investment manager chooses to place a client trade with a broker that has furnished the manager with services or benefits other than bare order execution, clearance and settlement (unless the manager has paid the full value of such services and benefits using the manager’s own assets). Because of this conflict of interest, the law places strict limits on investment managers’ discretion to place client transactions with brokers who are providing services or benefits to the investment manager.

The Firm’s policy with respect to placing orders for client accounts with brokers or dealers who provide services or benefits to the Firm is as follows:

•	The Firm must always seek best execution (unless the trade is made under a directed brokerage arrangement, as more fully described above).

•	All soft dollar expenses are requested in writing, using the Firm’s “Approval of Soft Dollar Expense” form. These forms are periodically reviewed by the Compliance Department

•

The only circumstances in which the Firm, in selecting a broker to execute a transaction for a client account, may take into account services or benefits provided to the Firm by the broker (or by any other party pursuant to an arrangement with the broker), are when ALL of the following conditions are satisfied:

1.	The Firm is exercising investment discretion in the transaction.

2.	The Firm seeks best execution.

3.	The only compensation to the broker for executing the transaction is a disclosed commission. (That is, the broker is not dealing out of inventory, acting as a market maker in the security or otherwise charging an undisclosed markup or spread.)

4.	The Firm has determined, in good faith, that the amount of commission on the transaction is reasonable in relation to the value of the brokerage and research services (defined below) provided by the broker, viewed in terms of either that transaction or the Firm’s overall responsibilities to its discretionary client accounts.

•

In no circumstances will the Firm consider, in selecting brokers or dealers to execute transactions for client accounts, or in determining commission rates or other compensation to brokers or dealers on client transactions, any of the following factors:

•	Client introductions or other marketing assistance provided by the broker or dealer or an affiliate of the broker or dealer.

•	Marketing or similar training or consulting provided to the Firm by the broker or dealer or an affiliate of the broker or dealer.

•	Services, assistance or other consideration provided by the broker or dealer in correcting trading errors or losses for which the Firm would be liable or responsible.

Definition of “Research”

Only certain services, products or benefits obtained by the Firm from brokers or dealers constitute “research” that may be taken into account in selecting brokers or determining to pay a higher commission than the lowest rate that is consistent with best execution. Section 28(e) of the Securities Exchange Act of 1934 defines “research” for this purpose as including (A) advice, furnished either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, and (B) analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts.

The test for determining whether a service, product or benefit obtained from or at the expense of a broker constitutes “research” under this definition is whether the service, product or benefit assists the Firm in investment decision-making for discretionary client accounts. Services, products or benefits that do not assist in investment decision-making for discretionary client accounts do not qualify as “research.” Also, services, products, or benefits that are used in part for investment decision-making for discretionary client accounts and in part for other purposes (such as accounting, corporate administration, recordkeeping, performance attribution analysis, client reporting, or investment decision-making for the Firm’s own investment accounts) constitute “research” only to the extent that they are used in investment decision-making for discretionary client accounts.

Examples of products or services that may constitute research, but only to the extent used by the Firm in investment decision-making for discretionary client accounts, include the following: general economic and market reviews, industry and company reviews, evaluations of investments, recommendations as to the purchase and sale of investments, newspapers, magazines, pricing services, quotation services, news services, and computer facilities utilized by Portfolio Managers and analysts.

“Third Party” Research.

In many instances, a broker pays for products or services that constitute “research” and that are furnished to an investment manager by a party other than the broker itself. The Firm may receive such “third-party” research at the expense of brokers, but only to the extent consistent with the Firm’s general policies relating to the receipt of research (which are set forth above), and only if the following additional conditions are met:

•	The broker, rather than the Firm, is obligated to pay the third party for the research.

•	The Firm does not have a commitment to direct any specific amount of commissions or number or volume of transactions to the broker.

Step-out Transactions

Frontier may use step-out trades when they determine it to be advisable, including in situations where Frontier believes it may facilitate better execution for certain client trades. Step-out trades are placed at one broker-dealer and then “given up/stepped out” by that broker-dealer to another broker-dealer. The executing broker-dealer may execute the step-out as a net trade and may add a per share charge to the overall cost of the trade. Unless directed otherwise by the client, Frontier may step-out trades for any client account, including directed brokerage accounts. In this case, typically trades are executed through a particular broker-dealer and then “stepped-out” to the directed brokerage firm. Step-out trades may benefit the client by finding a natural buyer or seller of a particular security so that Frontier can trade a larger block of shares more efficiently than otherwise. In circumstances where Frontier has followed the client’s instructions to direct brokerage, there can be no assurance that Frontier will be able to step-out the trades or if it steps-out it will be able to obtain more favorable execution than if it hadn’t stepped-out.

Annual or Semi-Annual Brokerage Survey

A survey of Portfolio Managers and Analysts will be conducted annually or semi-annually to evaluate the value-added of brokers and other firms providing research and investment related services. The purpose of this survey is to ensure that the Firm compensates firms for research services provided in a manner consistent with the Firm’s best execution duties, and to ensure continued access to products and services which are vital to the investment process. Each Portfolio Manager/Analyst will receive a predetermined number of votes which he/she will allocate across firms based on value-added. Each vote will correspond to a set amount of commission dollars. Votes will be collected and aggregated by the trading desks. The results of the survey will be used as a template by the trading desk for allocating commission dollars. With the exception of billable soft dollar services, the Firm will not guarantee specific dollar amounts for research services. The Firm will use the semi-annual survey results in conjunction with other trading services (i.e., liquidity, capital commitment, information flow, etc.) to allocate commission dollars consistent with a policy designed to provide best execution for the Firm’s clients.

The Trading and Brokerage Allocation Committee

Functions

The Firm’s Trading and Brokerage Allocation Committee (the “Committee”) has overall oversight responsibility for the Firm’s policies and practices with respect to the execution of transactions for client accounts. This responsibility includes, among other things, responsibilities to:

•

establish, in consultation with the Firm’s Chief Compliance Officer, and periodically review and evaluate, all policies and procedures relating to trading for client accounts (including this Policy Statement);

•

review all directed brokerage arrangements for the Firm’s client accounts, both in connection with the inception of each such arrangement and periodically thereafter, for compliance with this Policy Statement and with any directions given by the client;

•

determine the extent to which, in placing agency transactions for client accounts and negotiating commissions on such transactions, the Firm shall (within the limits set forth in this Policy Statement) take account of research services provided to the Firm by or at the expense of the broker;

•	reasonably allocate, as between research and non-research functions, the cost of any research services that are also used for non-research purposes.

•	ensure that all non-research services are paid for using the Firm’s own funds (“hard dollars”); and

•	review compliance with the Firm’s policies regarding the allocation of limited investment opportunities among client accounts (see Section 9 of this Compliance Manual).

Membership

The Committee shall consist of the following: the Chief Compliance Officer (who acts as chairman of the Committee), the Chairman and/or President, and a member of the Trading department.

Frequency of Meetings; Minutes and Records of the Committee’s Activities

The Trading and Brokerage Allocation Committee will generally meet semi-annually, and more often as circumstances require. It shall be the responsibility of the Firm’s Chief Compliance Officer to set the date, time and place of regular meetings of the Committee, and to give reasonable advance notice thereof to all Committee members. The Firm’s Chief Compliance Officer shall prepare an agenda for each such meeting. The Firm’s Chief Compliance Officer shall also be responsible for preparing minutes of each meeting of the Committee, and for maintaining copies of such minutes and of other appropriate records of the Committee’s activities and decisions.

Certain Compliance Practices

Report on Execution Capabilities of Brokers and Dealers

Trading shall periodically report to the Committee concerning the execution capabilities of each broker and dealer with which the Firm places any substantial volume of client transactions, and the Firm’s recent execution experience with each such broker and dealer. The report may include a review of data from ITG. The purpose of such reports is to assist the Committee in evaluating the ability of each such broker and dealer to provide best execution.

Survey of Research

On a regular periodic basis (and in any case no less often than annually), the Chief Compliance Officer shall conduct a survey of the Firm’s analysts and Portfolio Managers as to the value and utility of all research services used by them that the Firm receives from or at the expense of brokers and dealers. The Chief Compliance Officer shall report the results of each such survey to the Committee. The purpose of such reports is to assist the Committee in evaluating such research in relation to amounts of “hard dollars” or commissions (“soft dollars”) being paid to each broker and dealer.

Reports of Research Services

Semi-annually, Trading shall prepare, and the Committee shall review, a detailed report as to the volume of client transactions placed with, and the commissions paid to, each broker or dealer that provided the Firm with research services (either directly or through third-party soft dollar arrangements). Such reports shall also identify the research services provided. The Compliance Department shall retain copies of such reports as a permanent record.

Reporting of Issues, Problems or Violations

Promptly upon becoming aware of any apparent violation of this Policy Statement, any interpretive issues with regard hereto or any other possible compliance matters relating to trading for client accounts or soft dollar matters, the Compliance Department shall promptly notify BOTH (a) the President of the Firm and (2) the Firm’s Chief Compliance Officer. Such personnel, shall, if warranted, investigate the matter and, if appropriate, shall bring the matter to the attention of the Management Committee.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

TRADING ALLOCATION PROCEDURES

I.	Allocation Guidelines

A.	Pre-Execution Allocations

Allocations of orders among client accounts must be made in a fair and equitable manner. As a general rule, allocations among accounts with the same or similar investment objective managed by a Portfolio Manager should be made pro rata based upon the size of the accounts. There should be no allocation to an account or set of accounts based on account performance, the amount or structure of management fees, or whether the account is public versus private. However, the following factors may justify an allocation that deviates from the general rule:

1.	A Portfolio Manager may choose specific allocations based upon an account’s existing positions in securities.

2.	A Portfolio Manager may choose specific allocations because of the cash availability of a particular account.

3.	A Portfolio Manager may eliminate, reduce, or increase an account’s allocation because of investment policies and restrictions, account guideline limitations or investment objectives.

4.	A Portfolio Manager may choose specific allocations for tax reasons.

B.	Post-Execution Allocations

Post-execution allocations of orders should be used sparingly and are permitted only on rare occasions. Such allocations must be consistent with treating all client accounts fairly and equitably. The post-execution allocations must be determined by the close of business on the trade date and never subsequent to the trade date. The reasons for a post-execution allocation must be set forth in writing and approved in writing by the Chief Compliance Officer. Post-execution allocations must comply with the same general guidelines set forth above for pre-execution allocations. Written requests for and approvals of post-execution allocations will be maintained with the Allocation Statements (as defined below).

II.	Trading Desk Procedures

A.	General Guidelines

1.	Aggregation of Orders

(a)	If a Portfolio Manager places an order and the trader executes and confirms the trade before any additional orders are placed, the original order will not be aggregated with any other subsequent orders.

(b)	If a Portfolio Manager’s order is still open and additional orders for the same security are received by the Trading Department, the existing order generally will be closed out and the remaining orders will be aggregated where possible if such aggregation is consistent with achieving best execution for the various client accounts; however, Frontier’s Traders have discretion in aggregating orders to act in the overall best interests of the trading process.

(c)	Every allocation is subject to the discretion of the Trading Department depending on factual or market conditions and the duty to achieve best execution for client accounts.

(d)	When orders are aggregated, each participating account will receive the weighted average share price for all transactions in a particular security effected to fill such orders on a given business day and transaction costs will be shared pro rata based upon each account’s participation in the transaction.

2.

Prior to entering an order, the Portfolio Manager or Trading Desk will prepare a statement in written or electronic form (the “Allocation Statement”) specifying participating accounts and the allocation of the order among such accounts.[2]

3.	If an aggregated order is filled in its entirety, it will be allocated among participating accounts in accordance with the Allocation Statement. If an aggregated order is partially unexecuted at the end of a trading day, the executed trades will be allocated among participating accounts pro rata based upon the Allocation Statement unless allocated post-execution pursuant to Section I.B above. Notwithstanding the foregoing, all accounts need not be given their pro rata share of a filled order if full pro rata allocation would result in certain clients receiving a de minimis amount. For these purposes, a de minimis amount shall mean fewer than 100 shares or $10,000 of a fixed income trade. The trading desk will endeavor to distribute partially filled orders among clients so that all clients are treated fairly over the long term.

4.	In some circumstances, it may be appropriate to buy or sell a security on behalf of more than one advisory client account over a period of time (e.g., if the Portfolio

[2]	Allocation Statements, whether in written or electronic form, will be maintained in accordance with Rule 204-2 of the Investment Advisers Act of 1940, as amended.

Manager is buying a small capitalization and/or relatively illiquid security for more than one advisory client account, he or she may wish to fill the order over a period of days or weeks). In those instances, although it may not be possible for aggregated orders to be entered for all of the Portfolio Manager’s clients, the trading desk still must allocate advisory clients’ orders on an equitable basis (e.g., the trading desk may rotate the order in which accounts participate in these types of orders).

5.	For accounts related to FCMC, in aggregated trades involving related party accounts (either accounts owned beneficially by any individual officer, employee or family member of FCMC or pooled investments in which any of these participate), the additional procedures set forth below are also to be followed to ensure that such trades are allocated fairly and equitably among all clients.

(a)	Any Portfolio Manager who is responsible for both client accounts and related party accounts shall determine prior to each transaction in which client and related party orders may be aggregated whether such aggregation is in the interests of best execution of the trade (See SEC No-Action Letter, SMC Capital, Inc., September 9, 1995).

(b)	If such trades involving related party accounts are allocated on a basis different from that specified in the Allocation Statement, the reason for any such difference must be explained in writing and approved by the Chief Compliance Officer (or his/her designee) no later than the close of the markets on the day the order was executed.

(c)	The Chief Compliance Officer will periodically review the performance dispersion of proprietary accounts versus non-proprietary accounts to ascertain that such accounts have not been favored over other accounts.

B.	Directed Brokerage

Although an effort will be made to obtain prices for directed brokerage orders comparable to those given to non-directed brokerage accounts, directed brokerage trades will typically be executed after non-directed brokerage trades. When the trading desk has aggregated directed brokerage and non-directed brokerage orders and the directed brokerage orders remain unexecuted at the end of a trading day, the directed brokerage orders may be executed prior to non-directed brokerage orders on the next succeeding business day if consistent with the duty to seek best execution for non-directed brokerage orders.

C.	IPOs and Other Limited Opportunities

IPOs and other limited opportunities in which the Firm’s entire aggregated order cannot be filled will be allocated among participating accounts in accordance with the “IPO and Other Limited Opportunity Allocation Policies and Procedures” attached as Exhibit A.

Exhibit A

IPO and Other Limited Opportunity Allocation Policies and Procedures

GENERAL GUIDELINES

IPOs typically present a situation in which the Firm’s aggregate order for clients cannot be filled in its entirety. Similarly, the Firm may wish to participate in certain non-IPO opportunities (“other limited opportunities”) in which the Firm’s aggregate order for clients may not be filled. The Firm participates in IPOs and other limited opportunities in order to benefit the Firm’s clients. We strive to do so in a manner which is consistent with the basic investment philosophy and process followed within the Firm and as is appropriate given the particular client restrictions and guidelines. We will attempt to allocate IPO and other limited opportunities to all appropriate strategies, consistent with the guidelines and constraints for each strategy, and all accounts within such strategies that are not prohibited from participating in such IPOs or other limited opportunities. Our preference is to participate in IPOs and other limited opportunities which we intend to invest in over the long term (as is the case with other investments), but do believe it is in the best interests of the clients to participate in “hot” IPOs which we may hold for short periods of time as these present the prospect to maximize client returns. Allocations of IPOs and other limited opportunities among strategies will be made on a pro rata basis as determined by total strategy assets. We will allocate IPOs and other limited opportunity shares among accounts in each strategy that are not prohibited from participating in such IPOs or other limited opportunities on a pro rata basis as determined by the size of the accounts.

Allocations of IPOs and other limited opportunities will not be used for the following purposes:

•	to favor accounts which we have a performance-based fee arrangement over those which involve a fixed fee arrangement

•	to favor under-performing accounts

•	to favor accounts for purposes of indirect beneficial interest (e.g. referral opportunities, etc.)

It is the responsibility of the Portfolio Manager to determine whether a particular IPO or other limited opportunity is appropriate for the strategy that he/she manages. In general, it is the policy of the Firm that all Portfolio Managers are made aware of IPOs and other limited opportunity investment opportunities that become available for participation by the Firm. Within reason and depending on time considerations and travel schedules, effort should be made to disseminate the occurrence of upcoming IPOs and other limited opportunity offerings to all appropriate Portfolio Managers for their consideration of purchase.

Prohibited Accounts

Accounts in which the Firm has a beneficial interest are prohibited from participating in IPOs. Beneficial interest can be in the form of direct investment on the part of the Firm or an employee in the account or fund (if not a registered fund) or an indirect interest in the form of a profit-sharing arrangement in a fund (as distinguished from a performance fee arrangement for a separate account).

Exhibit A

Accounts which are prohibited from participating in IPOs are listed in the accompanying Addendum.

PRE-TRADE ALLOCATION PROCEDURES

Indication of Interest (“IOI”)

Portfolio Managers must give the traders their indication of interest or allocation before pricing of the security begins. The Portfolio Managers’ orders will be aggregated where possible if such aggregation is consistent with achieving best execution for the various client accounts.

Allocation Procedures – Among strategies

Shares of IPOs and other limited opportunities will ordinarily be allocated to each strategy for which the Portfolio Manager for such strategy has submitted an IOI. The allocation among participating strategies will be made on a pro rata basis as determined by total market values of each strategy based on the market values as of the previous calendar quarter end. Notwithstanding the foregoing, when the Firm receives less than its requested allotment of IPO or other limited opportunity shares, a Portfolio Manager may determine to forego the allocation of such IPO or other shares to his or her strategy on the grounds that such allocation would represent too small of a position for the accounts therein; provided, that the Portfolio Manager may not forego such allocation if the Firm has already committed to receiving the shares and no other Portfolio Manager who has submitted an IOI is willing to accept such allocation.

Allocation Procedures – Among accounts within each strategy

The allocation procedures within each strategy differ for IPOs and secondary offerings. With respect to IPOs, the Portfolio Manager will instruct the trader to allocate shares (allocated to his/her strategy) to all accounts in the strategy on a pro rata basis as determined by total market values of each participating account at the time of the IPO.

With respect to secondary offerings, the Portfolio Manager may instruct the trader to allocate the secondary offering shares (allocated to his/her strategy) either (a) to all accounts in the strategy on a pro-rata basis as determined by total market values of each participating account at the time of the secondary offering or (b) in the event that accounts within the strategy already hold shares of the issuer but are not weighted equally by accounts (e.g., one account’s position in the stock represents 1% of the account’s assets and another account’s position represents 2% of its assets) then the Portfolio Manager may elect to allocate the shares from the secondary offering in a manner that results in each account holding an equal weighting in the issuer after the allocation (e.g., all accounts within the strategy have a 3% position in the issuer after the secondary offering). Allocations of IPOs and other limited opportunities will be reviewed semi-annually by the Chief Compliance Officer, the Head Trader and the Chairman and/or the President.

Exhibit A

Exceptions will include those accounts prohibited from participating in IPOs and other limited opportunities and those accounts wherein the client has requested that the Firm not purchase IPO or limited opportunity shares unless a designated minimum number of shares is involved. In addition, if the allocation would result in an account receiving fewer than 100 shares, then the Portfolio Manager may elect not to allocate shares to the account because of the small size of the allocation. To avoid free-riding, the accounts must have sufficient cash to purchase the IPO or other limited opportunity shares. If cash is insufficient to purchase the IPO or other limited opportunity shares, the Portfolio Manager must instruct the trader to sell securities to raise the necessary cash

Exhibit B

IPO Allocation Policies and Procedures Addendum

DISCUSSION OF IPOs AT THE FIRM

Investment Approach – The Firm emphasizes in-depth fundamental research generated by its own investment professionals. Through this research, the Firm seeks to identify and own companies with the ability to grow earnings at rates in excess of the overall market and that can be purchased at reasonable valuations. The Firm tends to analyze projected company earnings over a two to three year period and prefer to own companies over the long term.

Communication and Decision-making Process – At the Firm, research and investment ideas are generated and shared at all levels and directions. All investment professionals conduct fundamental research and investment ideas are generated by the Portfolio Manager and research analysts. Research analysts have industry and company responsibilities and support all Portfolio Managers. Portfolio Managers have authority and responsibility for all final buy and sell decisions for the strategies they manage and thus determine what holdings are included in the portfolios they manage as well as the individual weightings of these holdings. This is a longstanding approach by the Firm and one which is designed to encourage cross-pollination of ideas throughout the Firm, while focusing an appropriate level of responsibility and accountability on the Portfolio Manager. The intention of this approach is for the clients to benefit from the research and ideas generated within the Firm among our various strategies while having a high level of clarity of who is responsible for final buy and sell decisions. We believe it is important to incorporate this framework and decision-making process in the procedures followed in the allocation of IPOs.

IPO Investment Opportunities – In general, the Firm does not consider the investment in IPOs to be a major contributor to overall performance over time. The Firm considers our core competency as ability to analyze companies in-depth, become familiar with management and develop a high level of confidence in a company’s prospects through our own research. The IPO market does not typically lend itself to this detailed level of analysis. On the other hand, since the IPO market does present the opportunity to own companies with above-average growth prospects, we believe that it is in the best interests of clients to consider IPO investments and to participate in the IPO market.

We tend to view IPO investment opportunities as falling into two general categories:

Longer term investment opportunities (“Holds”) – Certain IPOs provide the opportunity for a long term investment on the part of the Firm, similar to other investment opportunities. In this regard, we have had an opportunity to evaluate the company’s prospects, form a positive opinion about the long term prospects and, at the point of purchase, have the intention of owning the company over the long term. We prefer these types of IPO investments.

Hot IPOs (Flips) – In certain markets there may be a proliferation of companies being offered as IPOs wherein the demand for such stocks far exceed the supply and the expectation for the stock’s price to increase significantly immediately after the initial offering is considered high. This expectation may be in place despite the fact that when subjected to the Firm’s measurement

Exhibit B

criteria, the IPO may appear highly priced or lack sufficient track record to justify such prices. However, due to a variety of issues, including interest on the part of clients to benefit from these opportunities, we believe that it is in the best interests of clients to participate in this market as well. In many cases we have not generated a strong opinion about the company’s long term prospects and, therefore, at the point of purchase, do not intend to own the stock over the long term.

Exhibit B

IPO and Other Limited Opportunity Allocation Policies and Procedures Addendum

ACCOUNTS PROHIBITED FROM IPO PARTICIPATION

Strategy: Small Cap Growth
(Account #)	Account
(109)	Frontier Small Cap Growth Fund, L.P.
(932)	Frontier Profit Sharing (Small Cap Growth)

Strategy: Small Cap Value
(Account #)	Account
(935)	Frontier Profit Sharing (Small Cap Value)
(1330)	Frontier Small Value, L.P.
CS	Schwab Accounts

Strategy: Capital Appreciation
(Account #)	Account
(1422)	Frontier Capital Appreciation Fund, L.P.

Strategy: Mid Cap Growth
(Account #)	Account
(931)	Frontier Profit Sharing (Mid Cap Growth)
(1138)	Frontier Mid Cap Growth Fund, L.P.
(1575)	CGCM Fund (requires pre-approval from client)

Strategy: All Cap Research
(Account #)	Account
(1999)	Frontier All Cap Research Fund, L.P.

Strategy: SMID Research
(Account #)	Account
(1070)	Frontier Research Fund, L.P.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

TRADING ERROR PROCEDURES

The following procedures provide guidance on how basic trading errors will be handled and identify the person or persons to whom issues regarding trading errors or potential trading errors should be directed to ensure that they are handled promptly and appropriately. The Firm requires that all errors affecting a client’s account be resolved promptly and fairly in accordance with legal/regulatory restrictions and guidelines.

Definition of Trade Error

A trading error is a deviation from the applicable standard of care in the placement, execution or settlement of a trade for a client account. In general, the following types of errors would be considered trading errors for the purposes of these Procedures if the error resulted from a breach in the duty of care that the Firm owed to the client under the particular circumstances:

•	The purchase or sale of the wrong security or wrong amount of securities

•	The over allocation of a security

•	Purchase or sale of a security in violation of client investment guidelines or other failure to follow specific client directives

•	Purchase of securities not legally authorized for the client’s account

For purposes of these Procedures, the following types of errors are not deemed to be trading errors:

•	Good faith errors in judgment in making investment decisions for clients

•	Errors detected and corrected prior to execution

•	Ticket re-writes and similar mistakes that mis-describe properly executed trades

•	Errors made by persons other than the Firm (e.g. broker-dealers)

Policy

An overriding principle in dealing with a trading error made by the Firm (or any other party to the trade other than the client) is that the client never pays for losses resulting from such errors. The Firm does not “soft dollar” trading errors nor will the Firm use directed brokerage in correcting trading errors. In general, when the error and responsible party are identified, the trade is broken immediately, if possible, and the error is corrected the same day. A check or wire is then prepared by the Firm to the appropriate party (i.e. client, etc.) in the amount of the loss, if any. The Firm requires that all error resolutions be made in light of its fiduciary duties and in the client’s best interest. Any questions regarding error correction, policy or procedure should be directed to the Chief Compliance Officer.

Trade Error Notification Procedures

Procedures to be followed in the event a potential trading error is identified include the following:

1.	Alert the Trading Department, Chief Financial Officer, and Compliance Department immediately.

2.	Determine promptly: (a) whether a trading error has occurred, and (b) who is the responsible party.

3.	Correct the error immediately in the best interest of the client and in a manner consistent with the Policy outlined above.

4.	In the event of a loss, the Firm will reimburse (by check or wire) the appropriate party for the full amount of the loss, including transaction costs.

5.	In the event of a profit, if the error is discovered before settlement the broker-dealer typically will maintain the profit. After settlement the client’s account would maintain the profit.

6.	An error report will be written by the Trading Department or other responsible party to the Compliance Department identifying: (1) the date of the trading error, (2) the account(s) involved, (3) the security involved, (4) a brief description of the error and (5) the amount of the gain or loss.

The Compliance Department and Trading Department will each maintain a record of all trade error reports for a period of five (5) years, two (2) years onsite.

Trading will report to the Trading & Brokerage Allocation Committee semi-annually all trading errors.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

PRICING POLICIES AND PROCEDURES

These Pricing Policies and Procedures (the “Policies”) describe the pricing practices to be followed in the pricing of the investments of each of the private collective investment vehicles (the “Funds”) sponsored and managed by Frontier. The Firm is required to value the investments held by the Funds in accordance with the provisions contained in each Fund’s Agreement of Limited Partnership, which generally requires that securities be valued based on the last sale of that security, or if there were no sales on a particular day, on the basis of the closing bid price. Where no such price is available, assets are to be valued at their fair market value, as determined by the Firm. These Policies outline the manner in which the Firm satisfies these obligations.

Computation of Investment Portfolio Valuation for which Market Quotations are Readily Available

In general, the Firm has retained IDC for the valuation of the underlying investment securities held in the investment portfolios of its Funds. IDC uses a variety of pricing services to determine the value of publicly held securities and other investments for which a market quotation is readily available.

Authority to Select Independent Pricing Services

The Chairman, President, Chief Compliance Officer and/or Chief Financial Officer of the Firm shall each be authorized and empowered on behalf of the Firm to select the pricing service or services to be used in determining the value of securities acquired by the Funds (when acting in such capacity, the Chairman, President, Chief Compliance Officer and/or Chief Financial Officer is hereinafter referred to as the “Valuation Officer”). The Valuation Officer shall have responsibility for: (1) determining whether market quotations are readily available for securities held by the Funds, (2) determining the fair value of securities for which market quotations are not readily available, and (3) determining the fair value of assets of the Funds which are not held in the form of securities.

Determinations of Whether Market Quotations are Readily Available

In the event that the Valuation Officer determines that market quotations are not readily available, the Valuation Officer shall determine the fair value of the security in accordance with the procedures contained herein.

Unless the Valuation Officer determines that circumstances exist to the contrary, it shall be presumed that market quotations are not readily available with respect to any security for which IDC is unable to obtain a price using its pricing sources.

In addition, each Fund’s Portfolio Manager(s) shall alert the Valuation Officer if the Fund holds any of the following securities as of the close of business on a day on which the assets of the Fund are required to be valued:

1.	A security whose trading has been suspended under circumstances that would indicate that the last quoted sale price was not indicative of the value of the security (unless trading is resumed prior to the close of the trading day).

2.	A security which is listed or traded on a national securities exchange which has not been traded on its principal exchange for a period of five (5) business days prior to the valuation date.

3.	A debt security which has been declared in default.

4.	A security that is traded over-the-counter for which there is a significant disparity among the current market quotations obtained from broker-dealers.

5.	A security which is traded over-the-counter for which current market quotations can be obtained from only one (1) broker-dealer, if that broker-dealer is not known to be an established market-maker in the security.

6.	With respect to any such security, the Valuation Officer shall then: (1) determine whether market quotations are readily available and (2) if it is determined that market quotations are not readily available, determine the fair value of any such securities.

Pricing of Securities for Which Market Quotations are Not Readily Available (Determination of Fair Value)

In the event that a fair value determination is necessary with respect to securities of the Funds for which market quotations are not readily available or with respect to other assets of the Funds, the Valuation Officer shall consider all appropriate factors relevant to the value of the security or other asset and shall determine the method of arriving at the fair value thereof. As a general principle, the “fair value”, to be determined by the Valuation Officer, should be the exit price that would be received under current market conditions.

Valuation Factors

The Valuation Officer, in making a fair value determination, shall consider all relevant factors as h deems appropriate, including but not limited to the following factors:

i.	The fundamental analytical data relating to the investment;

ii.	The nature and duration of any restrictions on disposition of the security;

iii.	The valuation of the forces which influence the market in which these securities are purchased and sold;

iv.	Type of security;

v.	Financial statements;

vi.	Cost at date of purchase;

vii.	Size of holdings;

viii.	Discount from market value of unrestricted securities of the same class at time of purchase;

ix.	Special reports prepared by analysts;

x.	Information as to any transactions or offers with respect to the securities;

xi.	Existence of merger proposals or tender offers affecting the securities;

xii.	Price and extent of public trading in similar securities of the issuer or of comparable companies;

xiii.	Existence of any dealer quotations;

xiv.	Any recommendation from the sub-advisor/manager, if any;

xv.	The valuation method used by other investment companies;

xvi.	The liquidity or illiquidity of the market for the security;

xvii.	The financial position of the issuer including, in the case of fixed income securities, any credit rating;

xviii.	General information concerning the issuer’s business;

xix.	The competitive position of the issuer’s major products;

xx.	The prices of any recent transactions, offers or market quotations with respect to such securities (including option transactions);

xxi.	The nature of any restrictions on disposition of the security;

xxii.	The availability of registration rights; and

xxiii.	Views of investment bankers associated with the issuer, if any.

Following the determination of fair value by the Valuation Officer, the Portfolio Manager may request affirmation of the price. In any event, the Portfolio Manager shall immediately notify the Valuation Officer of: (a) a request for affirmation of the price and (b) changed conditions (e.g., changes in the operations of the issuer or changes in market conditions), if any, that may materially affect the price of the recommended valuation method (a “Material Event”). In the case of a Material Event, the Valuation Officer shall promptly reconvene and determine the continuing appropriateness of the price or valuation method.

Pricing of Foreign Securities

Because of time zone differences, foreign exchanges and securities markets will usually be closed prior to the time of the closing of the New York Stock Exchange and the value of foreign securities will be determined as of the closing of such exchanges and securities markets. Events affecting the values of such foreign securities, however, may occasionally occur between the closing of such exchanges and securities markets and the time a Fund determines its net asset value, which will not be reflected in the computation of such net asset value. If a Material Event with respect to a foreign security occurs during such period, then it shall be the duty of the Portfolio Manager of the Fund which owns such security immediately to notify the Valuation Officer, and upon receipt of such notice, such security will be valued at fair value as determined in good faith by the Valuation Officer based upon the recommendation of the relevant Portfolio Manager or subadvisor.

Duties of Portfolio Manager

In addition to any other responsibilities set forth herein, it shall be the duty of the Portfolio Manager of the Funds to advise the Valuation Officer on a timely basis of: (1) the facts necessary to make a determination of whether or not market quotations are readily available with respect to securities held by the Funds; (2) the facts necessary to make a fair determination of value under this Policy when market quotations are not readily available; and (3) any Material Event or other facts that would warrant reconsideration of a previously determined valuation or interim valuation.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

AGREEMENTS WITH INVESTMENT ADVISORY CLIENTS

The general policy of Frontier concerning contractual arrangements with investment advisory clients is as follows:

•	The Firm does not manage client assets unless a signed, written agreement is in effect between the client and the Firm.

•	Whenever possible, the agreement should follow the Firm’s standard form of advisory agreement.

•	Where it is not possible or appropriate to use the Firm’s standard form of agreement, the form of agreement proposed to be used MUST BE APPROVED by the Firm’s Chief Compliance Officer before the Firm enters in to the agreement.

•	Any exceptions to the foregoing policies must be pre-approved by the Firm’s Chief Compliance Officer.

The attached policy statement contains a more detailed discussion of some of the issues relating to agreements with investment advisory clients. The attached policy statement does not, however, override the foregoing general policies.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

STATEMENT OF POLICIES AND PROCEDURES RELATING TO THE EXISTENCE AND CONTENTS OF ADVISORY AGREEMENTS WITH CLIENTS

What This Policy Statement Covers

This Policy Statement sets forth Frontier’s policies and procedures relating to investment advisory agreements with clients.

What This Policy Statement Does Not Cover

This Policy Statement deals only with the existence and contents of advisory agreements with clients to which the Firm provides investment advice. It does not cover such related issues as: (1) monitoring client investments for compliance with contractual or legal limitations, (2) the requirements for other forms of documentation to be given to clients in connection with the establishment of an investment advisory or other account or (3) other recordkeeping requirements relating to client accounts. These issues are the subject of separate policies and procedures.

General Policy Statement

It is the Firm’s policy to enter into a signed, written advisory agreement with each client to whom it provides investment advice. (In the case of pooled investment vehicles organized by the Firm, the organizational document of the pooled vehicle (such as the partnership or limited liability company agreement of the pooled vehicle) generally takes the place of an investment advisory agreement.) Applicable law requires that certain provisions be included in investment advisory agreements. In addition, it is the Firm’s policy that certain important contractual provisions should be included in each client agreement where possible. Accordingly, concurrently with the establishment of each advisory account, the Compliance Department will:

•	determine the appropriate form of advisory agreement to be used;

•	prepare the agreement in accordance with this policy;

•	confirm the sufficiency of the agreement as prepared; and

•	ensure that the agreement is signed on behalf of all parties by authorized persons.

In the case of wrap program clients it is the responsibility of the wrap program sponsor (and not Frontier’s Compliance Department) to follow the four steps listed directly above when setting up a new account. The existence of written agreements with each advisory client of the Firm is extremely important. Therefore, activity in a client account ordinarily should not commence until a written advisory contract has been entered into by the client and the Firm.

Advisory Agreement Forms

FCMC’s Standard Forms

It is Frontier’s usual practice to provide investment advisory services only if a signed, written agreement is in effect between Frontier and the client. Frontier has developed standard forms of advisory agreements, depending on the client type. By using these forms wherever possible, Frontier can ensure that: (1) all the necessary and advisable provisions are contained in each client agreement and (2) client agreements are, to the extent practicable, standardized. Standardization of these forms to the extent possible is important because, among other reasons, it facilitates Frontier’s compliance with the terms of its various client agreements.

Forms Supplied by Clients

In some instances, a client will not be willing to negotiate from Frontier’s standard form of advisory contract, but will instead propose that Frontier sign the client’s own form of agreement. In such circumstances, the client’s form of advisory agreement must be reviewed by the Firm’s Chief Compliance Officer before it is signed by the Firm.

Preparation of Client Advisory Agreements

At a minimum, all investment advisory contracts between the Firm and a client must comply with certain legal requirements, including the following:

•	The agreement must provide that the Firm may not assign the contract without the client’s consent.

•	The agreement may not contain any provision purporting to waive compliance with the Investment Advisers Act of 1940 or any rules thereunder.

•	The agreement should not contain an impermissible “hedge clause” (that is, a provision that is likely to lead a client to believe that it has waived rights to bring legal claims against the adviser).

•

Performance fees are permitted only in certain limited circumstances. Section 205 of the Investment Advisers Act of 1940 and related Securities and Exchange Commission (“SEC”) rules impose complicated restrictions on the ability of an investment adviser to charge an advisory fee that is based on the investment performance of the account. Performance fees are prohibited for certain types of accounts; permitted subject to various limitations for other kinds of accounts; and permitted without restriction for certain other kinds of accounts.

•

Because of the complexity of these rules, it is the Firm’s policy not to enter into any performance fee arrangement with any client unless the proposed arrangement has been discussed in detail with, and approved by, the Firm’s Chief Compliance Officer.

•

Only fee arrangements set forth in the Firm’s standard form of advisory agreement and the Firm’s Form ADV may be included in the agreement unless such terms are specifically approved in advance by the Firm’s Chairman or President and Chief Compliance Officer.

Other Important Provisions

Care should be taken to ensure that the contract will accurately reflect the type of investment advisory relationship the Firm and the client intend. For example, there are many important aspects of the advisory arrangement in addition to the legal requirements that should be addressed. Among these are:

1.	Scope of the Firm’s authority over the client’s account. The agreement should specify whether the adviser can purchase and sell securities without prior client approval and whether investment authority over the account will be shared with one or more other persons. In addition, the contract should specify any investment guidelines or limits that the client has imposed on the account. The contract should also grant the Firm a power of attorney, to facilitate entering into brokerage, foreign exchange and other investment-related contracts necessary for the management of the account.

2.	Responsibility for brokerage matters. The agreement should authorize the Firm to bunch orders, to select broker-dealers to execute transactions for the client’s account and to receive soft dollar benefits, all in accordance with the Firm’s standard practices regarding these matters. (See the Firm’s separate “Statement of Policies and Procedures Relating to Selection of Brokers and Dealers to Execute Portfolio Transactions in Securities for the Account of Clients (including ‘Soft Dollar’ Matters)” for more detailed information concerning these matters and the related subject of “directed brokerage.”)

3.	“Most Favored Nation” Provisions. Some clients seek “most favored nation” clauses, to confer on the client the benefit of any more favorable fee arrangement that some other client may subsequently negotiate with the Firm. These clauses are among the most sensitive in any advisory agreement. Therefore, it is the Firm’s policy that the Firm will not agree to a “most favored nation” arrangement with any client unless the arrangement has been approved in advance by the Firm’s Chief Compliance Officer.

4.	Proxy voting responsibility. The agreement should make clear whether the client or the Firm will have voting discretion with respect to voting securities held in the client’s account.

5.	Advisory fees. The fee structure should be clearly set forth in each client agreement. As noted above, performance fees may be used only in limited circumstances and require the approval of the Firm’s Chief Compliance Officer. Unless the fee is based solely on a fixed percentage of the assets under management in accordance with the fee schedule set forth in the Firm’s Form ADV, ONLY FEE ARRANGEMENTS SPECIFICALLY APPROVED BY THE FIRM’S CHIEF COMPLIANCE OFFICER MAY BE INCLUDED IN AN AGREEMENT. If appropriate, details regarding how a client’s account will be valued and the like should also be included.

6.	Confirmation and reports to clients. The agreement should specify the type and form of reports that will be provided to the client and the frequency of such reports.

7.	Recommended Provisions for all Agreements. In addition to the legally required provisions and the key provisions defining the advisory relationship, advisory agreements that do not conform to Frontier’s standard forms should generally contain provisions addressing the following types of concerns:

•	Requirement that the client keep the Firm informed as to any changes in account guidelines.

•

For clients that are public employee retirement funds, governmental units or subdivisions or regulated financial institutions (such as banks, insurance companies or credit unions), a requirement that the client furnish the Firm with copies of any statutes, regulations or policies regarding investments for the client’s account and any investment limitations imposed by the client’s charter documents or board.

•	Custodianship/settlement procedures for securities transactions.

•	Allocation of charges and expenses.

•	Addresses of parties to the contract.

•	Specific standard of care for the investment adviser.

•	Existence of other clients and employees of adviser with differing objectives.

•	Allocation of investment opportunities and recommendations among clients.

•	Bundling of securities purchases.

•	Procedures for termination or assignment of the contract.

•	Acknowledgment by client of receipt of Part 2 of the Firm’s Form ADV.

•	Standard representations and warranties by client and adviser regarding the execution of the agreement.

•	Term of the contract and any renewal requirements.

•	Severability clause.

•	Governing law.

Execution of Client Agreements

Each advisory agreement must be signed on behalf of both the client and the Firm. Final versions of all client investment advisory agreements should be signed in duplicate, with one original being sent to the client and the second original being retained for the client file.

Any questions regarding any of the matters described in this policy should be referred to the Firm’s Chief Compliance Officer.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

COMPLIANCE WITH INVESTMENT POLICIES, RESTRICTIONS, GUIDELINES AND LEGAL REQUIREMENTS

Every client account under Frontier’s investment management is typically subject to investment policies, restrictions, guidelines, and legal requirements (collectively, “Investment Restrictions”) that are particular to that account. Even accounts that are managed using the same investment style, approach or strategy, and managed by the same Portfolio Manager, may be subject to different Investment Restrictions. In practice, these differences may mean that a particular investment that might be appropriate for many different accounts, based solely on investment considerations, cannot be purchased by all of those accounts, or can be purchased for some accounts only if certain conditions or special procedures are observed.

Primary responsibility for compliance with the Investment Restrictions applicable to each account rests with the Portfolio Managers who are assigned day-to-day management responsibility for the account.

It is each Portfolio Manager’s responsibility to understand which Investment Restrictions apply to which accounts under his or her management, and to ensure that any purchase for an account satisfies both: (1) the Investment Restrictions applicable to that account and (2) basic standards of suitability and prudence.

In addition to ensuring that each investment that is made for a client account is suitable, prudent and consistent with the account’s Investment Restrictions, each Portfolio Manager is responsible for the continuous review of the holdings of the accounts he or she manages. This review is in addition to the periodic formal reviews conducted for certain kinds of accounts (such as certain reviews conducted by the Compliance Department and periodic certifications of investment compliance required by certain clients).

The foregoing summary is intended only as an overview of investment compliance matters, and obviously does not provide the answers to the many questions that arise in the course of managing client accounts. It is the obligation of every Portfolio Manager to bring to the attention of the Chief Compliance Officer any issues relating to compliance with the Investment Restrictions of any account, and relating to compliance with applicable laws and regulations.

A client account file is maintained, containing, among other things, a copy of the set-up sheet establishing the account, client agreement, a copy of any additional instructions, directions or guidelines established by the client, and copies of any correspondence with the client that may bear on the interpretation or application of the Investment Restrictions applicable to the client’s account. To help assist Portfolio Managers in complying with the Investment Restrictions for each account, the Firm’s Compliance Department prepares for each Portfolio Manager’s use a summary of the Investment Restrictions applicable to each account for which that Portfolio Manager is responsible.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

TRANSACTIONS BETWEEN CLIENTS AND THE FIRM, FIRM AFFILIATES AND FIRM PERSONNEL

As an investment adviser, Frontier owes fiduciary responsibilities to all of its clients. This means that the Firm is required to act in its clients’ best interests, and in general to deal with client assets in such a manner as to benefit the client (and not so as to benefit the Firm, the Firm’s affiliates or any employee, officer or other person associated with the Firm or its affiliated companies). Violations of our fiduciary duty can harm not only our clients, but can also damage our reputation and subject our organization and its personnel to legal liability and regulatory penalties.

Accordingly, the Firm prohibits transactions between client accounts and any Firm unit, or any officer, employee or other person associated with the Firm or any affiliated company. This prohibition means, among other things, that the Firm will not knowingly cause any account managed by the Firm to buy any securities or other property from, or sell any securities or property to, the Firm itself, any company affiliated with the Firm or any officer, employee or other person associated with the Firm. This prohibition does not, however, prevent the Firm or its personnel from investing in pooled investment vehicles for which the Firm or an affiliated company is a general partner, managing member, adviser or subadviser.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

CONFIDENTIALITY OF PERSONNALLY IDENTIFIABLE CLIENT INFORMATION

Protecting client privacy is very important to Frontier. The Firm views protecting its clients’ private information as a top priority and as a result of the enactment of the Gramm Leach Bliley Act (“GLBA”). The Firm has prepared this document to summarize its client privacy policies and procedures to ensure client information is kept private and secure.

This policy serves as formal documentation of the ongoing commitment to the privacy of the Firm’s clients. All employees will be expected to read, understand and abide by this policy and to follow all related procedures to uphold the standards of privacy and security set forth by the Firm. This Policy, and the related procedures contained herein, is designed to comply with applicable privacy laws and to protect nonpublic personal information of the Firm’s clients. Current and new employees will be expected to review the initial release of the Privacy Policy and any amendments thereto and sign an acknowledgment indicating receipt and recognition of the standards and procedures set forth therein.

In the event of new privacy-related laws or regulations affecting new information practices of the Firm, this Privacy Policy will be revised as necessary and such changes will be disseminated to employees as appropriate.

Guidance regarding all privacy matters is provided by the Firm’s Compliance Department. Any questions concerning an interpretation of the policy and/or the associated procedures should be directed to the Chief Compliance Officer.

Scope

This Privacy Policy covers the practices of the Firm and applies to the nonpublic personally identifiable information of our clients and former clients.

Overview of the Guidelines for Protecting Client Information

The Securities and Exchange Commission (the “SEC”) in Regulation S-P, has published guidelines, pursuant to section 501(b) of the GLBA, that address steps a financial institution should take in order to protect client information. In addition, the Commonwealth of Massachusetts requires persons who own or license a Massachusetts resident’s personal information to develop, implement and maintain a written information security plan (“WISP”) to:

•	Ensure the security and confidentiality of client records and information in a manner fully consistent with industry standards;

•	Protect against any anticipated threats or hazards to the security or integrity of client records and information; and

•	Protect against unauthorized access to or use of client records or information that could result in substantial harm or inconvenience to any client.

Frontier has developed and implemented a WISP in accordance with the Massachusetts privacy laws. For a copy of the WISP, please see the Chief Compliance Officer.

It is the policy of Frontier to ensure that information about clients is protected and maintained in ways that ensure such information is safeguarded from unauthorized uses or disclosures. It is the responsibility of all employees to abide by the following:

•	Each employee has a duty to protect the nonpublic personal information of clients collected by the Firm.

•	No employee is authorized to disclose or use the nonpublic information of clients on behalf of the Firm.

•

Each employee has a duty to ensure that nonpublic personal information of the Firm’s clients is shared only with employees and others in a way that is consistent with the Firm’s Privacy Notice and procedures contained in this manual.

•	Each employee has a duty to ensure that access to nonpublic personal information of the Firm’s clients is limited to those identified in the privacy notice.

•	No employee is authorized to sell, on behalf of the Firm, nonpublic information of the Firm’s clients.

•	Employees with questions concerning the collection, sharing and access of nonpublic personal information of the Firm’s clients will look to the Firm’s Compliance Department for guidance.

•	Violation of these policies and procedures will be addressed in a manner consistent with other Firm Disciplinary Guidelines.

Privacy Policy

Client Consent

In carrying out its policy, Frontier shall obtain written permission from clients before including their names (and other information verifiable by third parties, such as state of residence and account type) in any listing or publication. Correspondence relating to the client’s consent or non-consent to disclosure shall be kept in the client’s legal file.

Collection, Retention, and Use of Client Information

Frontier collects nonpublic personal information about clients from various sources. These sources and examples of types of information collected include:

•	Product and service applications or other forms, such as client surveys, agreements, subscription agreements, etc - name, address, age, social security number or tax ID number, assets and income;

•	Transactions with us, or others - account balance, types of transactions and products purchased;

•	Other third party sources.

Limits and responsibilities when receiving information from nonaffiliated third parties

Frontier understands and abides by the limits on use and redisclosure of client information received from third parties. Generally, information is only received from nonaffiliated third parties in order to carry out transactions or maintain or service accounts on behalf of clients. In all cases, the Firm only uses and rediscloses the information in accordance with the purpose for which it is received and does not share with other nonaffiliated third parties, unless the original third party could have legally shared with such a party.

Disclosure of Information to Nonaffiliated Third Parties – the Firm’s “Do Not Share” Policy

Frontier has a “do not share” privacy policy. We do not disclose any nonpublic personal information about clients or former clients to nonaffiliated third parties, except as permitted by GLBA.

Under no circumstances do we share credit-related information, such as income, total wealth, other credit header information, to these nonaffiliated third parties.

Limitations on Disclosure of Client Information

It is the policy of Frontier to ensure “consumer report information” (such as personal information about a client, e.g., Social Security Number) is protected, maintained and disposed of in a way that ensures such information is safeguarded from unauthorized uses or disclosures. Frontier will take reasonable measures to dispose of personal information of clients in such a manner that the information cannot be read or reconstructed for unauthorized use. The Firm will determine the appropriate method of disposal on an as needed basis.

In addition, under no circumstances does Frontier share account numbers or other account identifiers with nonaffiliated third parties for the purposes of marketing. In the instances when account identifiers are shared, as necessary to carry out a transaction or to maintain or service a client’s account, there are clear contractual provisions surrounding the use and disclosure of those account numbers.

Service Providers and Joint Marketing Agreements

Frontier may have relationships with nonaffiliated third parties that require us to share customer information in order for the third party to carry out its services for us.

Processing and Servicing Transactions

The Firm may share information when it is necessary to effect, administer, or enforce a transaction for our clients or if a client initiates a request for the Firm to share information with an outside party. All requests by clients must be received in writing from the client.

Sharing as Permitted or Required by Law

Frontier may disclose information to nonaffiliated third parties as allowed by law. For example, this may include a disclosure in connection with a subpoena or similar legal process, a fraud investigation, recording of deeds or trust and mortgages in public records, an audit or examination, or the sale of an account to another financial institution.

Provision of Opt Out

Frontier currently operates under a “do not share” policy, and therefore does not need to provide the right to opt out of sharing with nonaffiliated third parties to clients or consumers.

Sharing Information with AMG and its Affiliates

We may share information about our experiences or transactions with clients or their accounts with AMG, AMG Affiliates and service providers for:

•	Performance monitoring;

•	Risk oversight; and

•	Financial modeling purposes.

Maintenance of Accurate Information

The Firm has implemented internal controls and procedures designed to maintain accurate records concerning clients’ personal information. We provide our clients with the right to contact us if they should ever believe that our records contain inaccurate, incomplete, or noncurrent information about them. We commit to our clients that we will respond to requests to correct the information in a timely manner.

Disposal of Client Information

Frontier will take reasonable measures to dispose of personal information of clients in such a manner that the information cannot be read or reconstructed for unauthorized use. For example, the Firm maintains a central, locked document shredder and subscribes to a shredding service for the disposal of client personal information. Employees shall dispose of sensitive client information via a document shredder or other similar means as determined by the Firm and periodically explained to employees. Questions concerning the disposal of client information should be directed to the Chief Compliance Officer.

Privacy Notice

The Firm has developed a privacy notice to be delivered to clients on an initial and annual basis. This notice has been formatted and written to be clear and conspicuous and discloses the Firm’s information collection and sharing practices and other required information. This notice will be revised any time information practices change, as necessary.

Privacy Notice Delivery

Initial Privacy Notice

As regulations require, the Firm delivered a copy of our privacy notice to all existing clients before July 1, 2001. Since July 2, 2001, all new clients receive an initial privacy notice at the time when the client relationship (as defined) is established (e.g., at application).

Annual Privacy Notice

The regulations require that disclosure of the privacy policy be made on an annual basis. The Firm delivers its annual privacy notice in the second quarter of each year.

Training

Employees who are trained will be required to review and acknowledge receipt of the Firm’s Privacy Policy.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

CLIENT COMPLAINTS

Despite all reasonable precautions, client problems or complaints may occasionally develop. It is important to Frontier’s overall business reputation and its commitment and continuing relationship with its clients that all client complaints are taken seriously and addressed promptly, accurately, fairly and completely. If client complaints are not appropriately handled, the following may occur: financial loss to a client account or Frontier, loss of business, risk of regulatory action or private litigation and reputational risk.

Policy

Regardless of the subject of a complaint, or how the complaint is delivered, the complaint handling procedures that should be followed are detailed below. In order to ensure that client complaints are addressed consistent with Frontier’s commitment to its clients, the procedures must be followed by all Frontier personnel.

Definition of a Complaint

Broadly defined, a complaint is any expression of grievance, concern, appeal or dissatisfaction with or against Frontier or against any employee. Any statement (written or oral), by customers (or authorized persons acting on behalf of customers, including an attorney or representative, federal or state regulators, consumer groups, beneficiaries or assignees) expressing a grievance, concern, appeal or dissatisfaction with his or her experiences with Frontier will be considered a complaint. A complaint goes beyond a question or an inquiry into the realm of a dispute or a situation where the client is clearly unhappy about something relating to Frontier’s management of the client’s money. A service inquiry or a request for clarifying information would not necessarily be considered a complaint.

Examples of complaints include, but are not limited to, statements concerning:

1.	Investment advice

2.	Unsuitable recommendations

3.	Misrepresentations

4.	Any subpoena, summons or regulatory inquiry focused on Frontier’s provision of investment advice to a client or clients

5.	With respect to any Frontier employee who is a registered representative, any expression of grievance against Frontier or the registered representative in connection with the solicitation, sale or servicing of any product or security

Examples of matters that are not complaints and are more operational in nature include, but are not limited to:

1.	A request for a missing statement

2.	A minor error in information provided to a customer

3.	An inadvertent financial error not of a significant monetary amount or consequence

Procedure

Handling of Customer Complaints

1.	Representatives and Employees.

Employees must notify the CCO immediately upon learning of the existence of a client complaint, whether oral or written, and provide the CCO with all information and documentation in their possession relating to such complaint. Employees are expected to cooperate fully with the Firm and with regulatory authorities in the investigation of any client complaint. Employees should not resolve a complaint without the CCO’s approval.

If non-compliance personnel receive a regulatory inquiry, you should not attempt to contact the regulatory authority (e.g., the SEC, FINRA, state securities department) for any reason and should contact the Chief Compliance Officer immediately. Similarly, non-compliance personnel are not authorized to release information or documentation of any kind to any regulatory authority.

2.	Review; Corrective Action.

The Firm views all customer complaints seriously. The CCO shall promptly initiate a review of the factual circumstances surrounding any oral or written complaint that has been received and shall take any corrective action that is determined to be appropriate. The CCO shall memorialize any oral complaints in writing. The CCO will log all actual complaints into a complaint log. The log will contain, among other things, the date of the complaint, a description of the complaint, its status and its ultimate resolution.

3.	Record Keeping Requirements.

The Firm shall maintain a complaint file and complaint log for all oral and written (including electronically transmitted) client complaints in its files, including documentation of the Firm’s response, if any. The complaint file and complaint log will include all relevant information and be maintained for a period of 6 years. The Compliance Department will retain a copy of all complaints, related correspondence, Frontier’s response, any actions taken and their final resolution. The Compliance Department is also responsible for coordinating the preparation and submission of any required regulatory reports or filings.

Oversight

The CCO shall be responsible for ensuring that all written and electronically transmitted client complaints are handled in accordance with all applicable laws, rules and regulations, and in keeping with the provisions of this section. In addition, the Firm shall train its employees on utilizing the policies and procedures contained in this document and how to address client inquiries and/or complaints.

References – Advisers Act – Section 206

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

ANTI-MONEY LAUNDERING

The Bank Secrecy Act (“BSA”), as amended by the USA PATRIOT Act of 2001, and the rules and regulations thereunder, require financial institutions (as defined under the BSA) to establish anti-money laundering (“AML”) programs designed to guard against money laundering. Although Frontier, as a registered investment adviser, does not currently fit the BSA’s definition of “financial institution”, Frontier is firmly committed to preventing the use of Frontier accounts to commit money laundering. Accordingly, Frontier has adopted this Anti-Money Laundering Program (“AML Program”), to explain our basic programs, policies, procedures and controls to detect and report instances of money laundering through accounts opened and maintained with Frontier.

Effective management of an anti-money laundering program includes identifying risks, communicating these risks to our employees and informing the CCO of suspicious activities.

Definition

“Money laundering” is generally defined as engaging in acts designed to conceal or disguise the true origins of criminally derived or intended for proceeds so that the unlawful proceeds appear to have derived from legitimate origins or constitute legitimate assets. Money laundering is a crime. Penalties for money laundering include imprisonment, substantial fines and forfeiture.

Generally, money laundering occurs in three stages. Cash first enters the financial system at the “placement” stage, where the cash generated from criminal activities is converted into monetary instruments, such as money orders or traveler’s checks, or deposited into accounts at financial institutions. At the “layering” stage, the funds are transferred or moved into other accounts or other financial institutions to further separate the money from its criminal origin. At the “integration” stage, the funds are reintroduced into the economy and used to purchase legitimate assets or to fund other criminal activities or legitimate businesses. Terrorist financing may not involve the proceeds of criminal conduct, but rather an attempt to conceal the origin or intended use of the funds, which will later be used for criminal purposes.

Policy

It is the policy of Frontier to prohibit and actively prevent money laundering and any activity that facilitates money laundering or the funding of terrorist or criminal activities. Frontier is committed to preventing the use of its operations for money laundering or any activity that facilitates money laundering or the funding of terrorist or criminal activities. Our reputation and the reputation of our Affiliates could be harmed if Frontier accounts are used to commit money laundering.

Accordingly, all Frontier personnel should take appropriate steps to prevent money laundering and to comply with all applicable laws and regulations designed to combat money laundering activity and terrorist financing, and will cooperate with the appropriate authorities in efforts to prevent any such misuse of the securities markets. All Frontier personnel are required to act in furtherance of this policy statement to protect Frontier from exploitation by money launderers or terrorists. Frontier has established this program on anti-money laundering and implementing procedures in furtherance of that goal.

Any suspicious questions from or disclosure by, or activities of, existing or prospective clients of Frontier or as well as any questions regarding the AML Program should be brought promptly to the attention of the CCO.

Know Your Client

Frontier shall obtain certain identifying information about each client before an account is opened or a client is granted authority to effect transactions with respect to an account. At a minimum, such identifying information shall include:

•	Client name

•	Date of birth, for a natural person

•	Residence and mailing addresses (if different) for a natural person, or principal place of business and mailing addresses (if different) for a person other than a natural person

•

A taxpayer identification number (e.g., social security number, FEIN, etc.) from each client that is a US person or taxpayer identification number, passport number and country of issuance, alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard from each client that is a non-US person. When opening an account for a foreign business or enterprise that does not have an identification number, we may request alternative government-issued documentation certifying the existence of the business or enterprise.

•

Frontier shall verify the identity of each new client to the extent reasonable and practicable using the identifying information obtained from the client. Verification of a client’s identify should occur within a reasonable time before or after the client’s account is opened or the client is granted authority to effect transactions with respect to the client. Generally, a client’s identity should be verified using documentary verification. However, in certain instances, non-documentary verification may be used. Furthermore, depending upon the facts and circumstances, even if a client presents identification documents, it may be appropriate to use non-documentary methods of verification, also.

Government Agency Lists. Frontier shall determine whether a client’s name appears on any list of known or suspected terrorists or terrorist organizations prepared by any federal government agency and made available to Frontier, including such lists prepared by the Office of Foreign Assets Controls.

Frontier will not knowingly accept an assignment or an investment from or on behalf of a person or entity whose name appears on any list of prohibited persons and entities as may be mandated by applicable law or regulation.

In the event that we determine a client, or someone with or for whom the client is transacting, is on the SDN List or is from or engaging in transactions with a person or entity located in an embargoed country or region, we will reject the transaction and/or block the client’s assets and file a blocked assets and/or rejected transaction form with OFAC. We will also call the OFAC Hotline at 1-800-540-6322.

Lack of Client Verification and Names Appearing on Government Lists. If Frontier cannot form a reasonable belief that it knows a client’s true identity, whether through documentary or non-documentary methods, or if a client’s name appears on a federal government list, Frontier may refuse to open an account for such client or to grant such client authority to effect transactions with respect to such account.

If a potential or existing client either refuses to provide the information described above when requested, or appears to have intentionally provided misleading information, Frontier will not open a new account and, after considering the risks involved, consider closing any existing account.

Client Notice. Before an account is opened or trading authority is granted, Frontier shall provide clients with adequate notice that Frontier is requesting information to verify the client’s identity. Frontier may satisfy this notice requirement by generally notifying its clients about the procedures Frontier is using to verify their identities.

Suspicious Activity Monitoring

Suspicious Activity Reports (“SARs”). To the extent required or permitted by applicable laws, rules and regulations, Frontier may file Suspicious Activity Reports (“SARs”) with FinCEN for certain account activity conducted or attempted. The CCO will conduct an appropriate investigation before a SAR is filed. All SARs will be periodically reported to Frontier’s Management Committee.

The CCO will periodically conduct training on these procedures.

Reference

Proposed rule implementing section 352(a) of the USA PATRIOT Act of 2001.

Note: As noted above, anti-money laundering regulation does not yet apply to investment advisers though it has been proposed. Accordingly, once a final rule is issued, this Program may need to be amended.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

ADVERTISING AND MARKETING MATERIALS

I.	What is Advertising?

The definition of what constitutes advertising is extremely broad. Rule 206(4)-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) defines “advertisement” to include “any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers:

•	any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or

•	any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or

•	any other investment advisory service with regard to securities.

This definition has been interpreted to include materials designed to attract new clients as well as materials designed simply to maintain or enhance existing client relationships. Standardized materials delivered in individual presentations to prospective and existing clients are considered to be addressed to more than one person, and thus advertisements, if they are repeatedly used in substantially the same form.

*Note: Advertisements published by advisers relating specifically to investment companies managed by them and not to other advisory services are considered to be investment company advertising. Such advertisements are subject to specific, applicable rules under the Securities Act of 1933, the Investment Company Act of 1940, and the Conduct Rules of FINRA. Frontier currently does not produce or disseminate investment company advertisements. Therefore, this chapter does not specifically cover such advertisements. If any employee of Frontier wishes to produce, contribute to, or distribute such an advertisement, he or she should discuss the matter first with the Chief Compliance Officer.

II.	General Rule: Advertisements Must Not Be Misleading

Advertising by investment advisers is subject to the requirements of the federal securities laws, as applied and interpreted by the SEC. The most basic, general principle underlying the rules governing advertising by investment advisers is that such advertisements must not be misleading. Section 206(4) of the Advisers Act makes it unlawful for investment advisers, directly or indiscreetly, “to engage in any act, practice or course of conduct which is fraudulent, deceptive or manipulative.” Rule 206(4)-1 under the Advisers Act prohibits advertisements that contain any untrue statement of a material fact or which are otherwise false or misleading. Whether an advertisement is false and/or misleading will depend generally upon the facts and circumstances surrounding its use, including:

•	the form as well as the content of the advertisements;

•	the implications or inferences arising out of the advertisement in its total context; and

•	the sophistication of the client or prospective client.

The Securities and Exchange Commission (“SEC”) has stated that whether an advertisement is misleading depends on whether, applying these considerations:

“the advertisement implies, or a reader would infer from it, something about the adviser’s competence or about future investment results that would not be true had the advertisement included all material facts.”

In general, advertisements must be balanced – it is misleading to promise results or imply that future results can be predicted based upon a past record. For example, the SEC generally takes the position that flat statements about a portfolio’s objective must be balanced by a reminder that the portfolio may not achieve that objective.

It is important when creating or distributing marketing material to consider whether each statement that is being made can be substantiated – do not make any representations that cannot be backed up. For example, it would be misleading to describe one of the Firm’s “attributes” as “consistency of returns” if, in fact, returns have fluctuated. Do not overstate, or make overreaching claims, or claims that are too broad or too general.

III.	Specific Applications

Performance Presentations in Adviser Advertisements

*Note: This discussion relates only to the use of actual performance information, because, currently, the Firm does not present model performance results. The use of model performance numbers would require compliance with other rules.

A.	General Legal Framework

Investment adviser advertising is subject to relatively few specific requirements in comparison to investment company advertising. Section 206(4) under the Investment Advisers Act and Rule 206(4)-1 thereunder contain the basic antifraud provisions that govern advisers and certain specific prohibitions and restrictions on certain advertising practices (e.g., the use of testimonials; publication of guidelines concerning presentation of past specific recommendations; use of graphs, charts and formulas). Some general guidelines concerning presentation of performance records have developed through SEC no-action positions and interpretations, but these have not addressed specific methods of calculating and presenting performance data. In the absence of such specific regulatory guidance, the Chartered Financial Analyst Institute (formerly AIMR) has published voluntary Global Investment Performance Standards (“GIPS”), detailed performance presentation standards designed to guide the industry to a uniform and fair method of presentation.

B.	Fees and Expenses

The SEC begins with the presumption that most presentations of performance that are gross of fees and expenses are misleading. With certain limited exceptions, therefore, advertisements showing performance results must reflect actual advisory fees and brokerage commissions (custody fees may be excluded). There is an exception, however, which allows the use of performance information gross of fees to sophisticated clients in “one on one” presentations.

(i)	Types of Clients. Clients who receive gross performance data include wealthy individuals and institutions, in a private, confidential setting, who have sufficient assets to justify the cost and effort of one-on-one presentations and the ability and opportunity to ask questions and possibly negotiate fees. Gross performance information may also be provided to consultants if they are instructed that it may only be used subject to the same conditions as the adviser’s use. Mutual fund shareholders must receive net numbers.

(ii)	Scope of Presentation

What constitutes a “one-on-one” presentation is open to some interpretation. Generally, a private presentation to a single client is considered to be “one on one.” (The adviser may also provide gross performance numbers to consultants, so long as they are instructed to use such information according to the required conditions.) The “one client” rule does not mean that the adviser can present to only one individual. However, it is critical that in a presentation using gross numbers to a group that constitutes a single client, there is ample opportunity for questions and discussion. A presentation to a large seminar clearly would not qualify for the exception.

Gross performance shown in a presentation other than “one-on-one” must be accompanied by net performance side by side, with equal prominence to the gross performance.

(iii)	Required Disclosures To Be Used With Gross Performance

Any use of gross performance information must include the following disclosures:

•	Results do not include advisory fees;

•	A client’s return would be reduced by fees and other expenses;

•	Fees are described in Part 2 of the adviser’s Form ADV. and;

C.	Required Disclosures for Adviser Performance Advertising Generally

An adviser must include along with performance information adequate information on the following:

•	Effect of reinvestment of dividends and gains

•	Probability of loss if potential for profit is suggested

•	A description of any index used and of all relevant differences and similarities in cases of index comparisons

•	Material investment objectives and strategies

•	If using actual performance, a prominent disclosure that results only represent certain clients, the basis for selecting the limited group, and the effect of such selection.

•	Effect of material market or economic conditions on results

D.	Partial Client List

Frontier may advertise a partial list of its clients when:

•

Frontier has not used performance-based data to determine which clients to include on the list (for example, it could be misleading to advertise a partial list of clients that have experienced above-average performance);

•	Frontier discloses the objective criteria used to determine which investors to include on the list; and

•	Frontier obtains written consent from the client to be included in the list

E.	Recordkeeping Requirements

1.	Copies of Advertisements. A copy of each advertisement sent to ten or more people must be kept for five years in an easily accessible place. For the first two years they must be kept in the appropriate office of the adviser.

2.	Back-up for Performance Information. A copy of the comprehensive account statements for all accounts included in advertisements and the worksheets used for all related performance calculations must be kept for the same time period and in the same manner as the advertisements themselves.

F.	GIPS Performance Presentation Standards

The CFA Institute has published voluntary GIPS standards for presentation of investment adviser performance results that are designed to promote fair representation, full disclosure and direct comparability of results. See GIPS section of this Compliance Manual for more information.

IV.	Procedures

A.	Presentation Books - Marketing

Each product that the Firm manages has a generic one-on-one presentation book that is generally prepared and distributed by the Marketing Department. Any proposed deviation from the standard presentation book for a product, must be reviewed and approved by the Compliance Department and the Marketing Department prior to the distribution thereof. The Marketing Department produces and has responsibility for the accuracy and appropriateness of all performance calculations and performance presentations (i.e., determination of inclusion in composites) in the book.

B.	Presentation Books - Clients

Frontier clients are typically sophisticated investors. Client meetings are normally face-to-face, with adequate opportunity for questions and answers during and after the presentation.

The Compliance Department reviews and authorizes a number of standard materials which are used in marketing presentations, which can also be used in client presentations. These typically include Firm background (summary, personnel, client lists, etc.), philosophy, process, and portfolio characteristics.

Performance

Care should be taken when providing performance in client presentations. Actual performance of the client account should be used. Notations must be made that performance is gross of fees and that past performance is not necessarily indicative of future performance. If composite performance is also provided, this fact must be clearly noted and accompanied by appropriate GIPS composite disclosure notes, which are provided by the Marketing Department.

Market Overview

The Portfolio Managers have discretion to use in client books material they receive as part of a general public distribution (for example, charts, graphs and other market-related information), which the relevant Portfolio Manager believes would be helpful or of interest to the client.

A Portfolio Manager may provide his/her own summary of the general market conditions that pertain to the portfolio being managed for the client. Such summaries should avoid prediction or guarantees of future results.

Summary

Client books should never contain any untrue or misleading statement of a material fact.

Annual Review

A representative client book will be reviewed annually by the Compliance Department to ensure compliance with these provisions and guidelines.

C.	Requests for Proposal

All “requests for proposal” must be reviewed by a senior professional in the Marketing Department prior to being sent out. No deviation from pre-approved marketing language regarding Frontier, including its investment management services and performance disclosure, is permitted without prior approval from the Compliance Department. Marketing and the CCO shall periodically review and update disclosure language as appropriate.

D.	Website

All new website content must be reviewed by the Chief Compliance Officer prior to it becoming live on the site.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

GIPS

The Global Investment Performance Standards (“GIPS”) Committee (the “Committee”) is responsible for ensuring that any composites maintained by Frontier are kept in compliance with the standards set forth by the CFA Institute in the GIPS Performance Presentation Standards Handbook.

Changes to a composite will be requested by the Marketing Department who will complete a ‘Composite Change Form’ (attached hereto as Exhibit A). These changes will be implemented by the GIPS Administrator who is also responsible for generating the composite reports. The Committee will meet periodically to review all current composites as well as any additional accounts that the Firm may have assumed responsibility for since the last Committee meeting. All minutes will be kept by the Compliance Department. Among other things, the minutes will record the basis for any decisions of the Committee that relate to composite construction or maintenance.

Exhibit A

Composite Change Form

ACCOUNT NUMBER
ACCOUNT NAME
CURRENT COMPOSITE
NEW COMPOSITE
EFFECTIVE QUARTER

REASON FOR CHANGE:

☐	NEW ACCOUNT

☐	ACCOUNT TERMINATED

☐	ACCOUNT CHANGED STRATEGY

☐	ACCOUNT IS / IS NOT FULLY DISCRETIONARY

☐	ACCOUNT MEETS / DOES NOT MEET REQUIRED ASSET LEVEL

☐	ACCOUNT MEETS / DOES NOT MEET REQUIRED ASSET ALLOCATION

☐	ACCOUNT HAS / DOES NOT HAVE SRI OR OTHER RESTRICTIONS

☐	ACCOUNT MEETS / DOES NOT MEET STANDARD PORTFOLIO HOLDINGS

☐

REQUESTED BY:	DATE:
CHANGED BY:	DATE:

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

ERROR CORRECTION POLICY

It is Frontier’s goal to provide performance measurement which is accurate, representative, and fully compliant with the Global Investment Performance Standards (GIPS). It is unreasonable, however, to assume that any process will be completely without errors, omissions, changes and/or corrections over time. Consequently, we have designed an Error Correction Policy to provide a framework for identifying, quantifying, and correcting errors. Our policy is based on the recommended policy as per the GIPS Guidance Statement on Error Correction dated June 18, 2008. Our policy has been adapted to be more specific but, given the multitude of possible errors, it is impossible to exhaustively determine all possibilities in advance. As such, we reserve the right to make subjective determinations where necessary and/or change our policy to accommodate unforeseen situations.

The purpose of this procedure is to determine the materiality of corrections to performance figures represented in a GIPS composite presentation and outline the responsibilities for Compliance, Operations and Marketing & Client Service representatives.

Currently, the GIPS Standards do not define materiality, but the CFA Institute’s “Guidance Statement on Error Correction” adopted June 2008, suggest that a GIPS-compliant firm must establish error correction policies and procedures, as well as proactively define materiality. Per the Guidance Statement, GIPS Firms must define on an ex-ante basis, the size and impact of an error that would require a composite restatement. If an error is deemed to be material, certain steps must be taken to ensure that all clients within the performance restatement period and any active prospects receive a current, corrected template.

Firm Definition of Error

The Guidance Statement defines an error as a component of a compliant presentation that is missing or inaccurate. Even with the tightest controls, the volume of data involved in calculating and reporting composite performance lends itself to the potential for errors.

Errors are not solely limited to composite performance return calculations and may also result from misstatements of the following:

•	Benchmark returns,

•	Composite assets,

•	Firm assets,

•	Number of portfolios in a composite,

•	Disclosures and measure of dispersion,

•	Input data errors,

•	Prior period adjustments,

•	System/spreadsheet calculation errors,

•	Incorrect assignment of portfolios to composites,

•	Incorrect timing of inclusion and/or exclusion of portfolios to composites, Missed trades,

•	Mishandling of corporate actions,

•	Software errors,

•	Incorrect treatment of cash flows,

•	Incorrect fee adjustments,

•	Pricing or exchange rate problems,

•	Incorrect benchmark returns supplied by benchmark source,

•	Incorrectly calculated customized benchmark returns,

•	Inadequate creation or implementation of policies and procedures and

•	Poor internal communication.

Policy

Frontier’s Compliance, Operations, Marketing and Finance departments are integral to the firm’s compliance with GIPS and are in communication with each other so that all areas affecting the firm’s compliance with the Standards are addressed in our error correction policy. Should an error arise that may be deemed material, it would be escalated to the Chief Compliance Officer where corrective action will be determined based on error correction policies and procedures.

Procedures

Frontier’s control procedures are critical to mitigating and identifying errors.

Frontier’s Operations department updates performance on a daily basis for individual client accounts as well as each composite. Monthly and quarterly composites reflect our inclusion/exclusion criteria which includes, but is not limited to, client initiated restrictions as well as client initiated cashflows and tax loss selling. Preliminary composites are generally completed within the first week after month end. Final composites are updated in approximately 30 days. Preliminary numbers are provided to Marketing to update respective performance databases and presentations. Once finalized, performance numbers are again distributed and acknowledged by Marketing that all systems have been updated accordingly. Forensic testing is periodically performed on each composite as well. In addition, Frontier uses a third party verification firm. Their review of our information includes, but is not limited to, performance calculations, transactions, guidelines, marketing materials and disclosures.

Frontier’s Definition of Materiality

Immaterial Errors

Frontier would take no action if an error is determined to be immaterial and does not require a change to any data or disclosures in the presentation. One example of this might be a membership change that has no impact on any presented firm or composite statistic.

Frontier would determine an identified error to be immaterial and would correct all affected presentations with no disclosure of the change if the change only impacts data in the presentation, and if:

•	The error impacts annual performance such that returns were understated in previous presentations. Correction of the error results in improved performance.

•	Quarterly performance must change by +/- 25 or fewer basis points.

•	The most recent 1, 3, 5 and 10 year period must change by +/- 50 or fewer basis points.

•	Presented benchmark returns are misstated by less than 0.50%.

•	Reported annual statistics such as firm assets, composite assets, and the number of accounts in the composite as of year-end change by less than 50% from the incorrectly stated number.

•	Annual dispersion results are misstated by less than 0.50%.

Frontier would determine an identified error to be immaterial and would correct all affected presentations with disclosure of the change and no distribution of the corrected presentation if:

•

Regardless of the number of basis points, the error had resulted in an understatement of performance results previously. Therefore, correction of the error results in an increase from the performance results previously presented.

•

The error was an incorrect or missing required GIPS disclosure that would be unlikely to impact any prospective client’s decision to hire our services. The various risk aversions, tax limitations, international exchange issues, etc. of potential prospects should all be considered in determining the likelihood of impact. For example, a missing creation date may be considered unlikely to impact their decision.

Material Errors

Frontier would determine an identified error to be material and would correct all affected presentations with disclosure of the change for a minimum of 12 months and make every reasonable effort to provide a corrected presentation to all prospective clients, current clients and other parties that received the erroneous presentation if:

•	Quarterly performance must change by +/- 25 or more basis points

•	The most recent 1, 3, 5 and 10 year period must change by +/- 50 or more basis points.

•	Regardless of the number of basis points, presented annual performance changes such that the gross and/or net composite performance moves from being positive to negative.

•

Regardless of the number of basis points, presented annual performance changes such that the gross and/or net composite performance moves from being greater than the performance of its benchmark index / indices, to being less than the performance of its benchmark index / indices.

•	Presented benchmark returns are misstated by more than 0.50%.

•	Reported annual statistics such as firm assets, composite assets, and the number of accounts in the composite as of year-end change by more than 50% for the incorrectly stated number.

•	Annual dispersion results are misstated by more than 0.50%.

•

Any incorrect or missing GIPS required disclosure that would be likely to impact any prospective client’s decision to hire our services. For example, a missing disclosure of the use of leverage or derivatives would not be likely to impact the decision of prospects who do not allow the use leverage or derivatives in their account.

•	For material errors, disclosure of the change will be for a minimum of 12 months.

Frontier’s Error Correction Process

Steps for resolving errors involving incorrect composite returns:

1.	Recalculate the returns and quantify the error.

2.	Determine if the error is material based on previously established error correction policies and procedures.

3.	Decide which action is most appropriate based on previously established error correction policies and procedures.

4.	Obtain authorization and approval from the CCO for the action to be taken.

5.	Document the original return, the corrected return and the action taken.

Steps for resolving errors involving incorrect disclosure:

1.	Compare the composite’s existing disclosures with those required in the GIPS standards.

2.	Determine if an error has been made and/or whether any disclosures are missing from the presentation.

3.	Determine if the error is material based on previously established error correction policies and procedures.

4.	Decide which action is the most appropriate based on previously established error correction polices and procedures.

5.	Obtain authorization of approval from the CCO for the action to be taken.

6.	Document the original information, the corrected information and the action taken.

Frontier’s Distribution Process for Corrected Presentation

If redistribution is required, Frontier would send recipients a corrected presentation and note what changes were made. If presentations were given to other parties that were not on the distribution list, Frontier will make every reasonable effort to provide a corrected presentation to those parties that received the erroneous presentation.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

REFERRAL OR “FINDER’S” FEES

Strict legal limitations apply to the payment by registered investment advisers, such as Frontier of referral or finder’s fees for assistance in obtaining new investment advisory clients.

SEC rules require that, among other things, no referral fee be paid except to a person who has entered into a detailed written agreement with FCMC covering the referral arrangement. There are further requirements of disclosure to the client, retention of certain records by the Firm and disclosure of referral practices in FCMC’s Form ADV. Payment of referral fees to persons who have committed certain criminal or securities laws violations is prohibited.

Because of the complexities of the SEC rules governing referral fee payments and the need for written agreements covering such arrangements, no Firm personnel should ever arrange for the payment of any referral fee, or represent or suggest to any person that a referral fee may be paid, without first discussing the proposed arrangement in detail with the Chief Compliance Officer. Suggestions that a referral fee may be paid could subject the Firm not only to sanctions for violations of SEC rules, but also to the risk of a lawsuit by a third party for breach of an alleged promise to pay the fee.

It is also impermissible for the Firm to direct client portfolio transactions to brokers, dealers or consultants (or their affiliates) in recognition of client referrals or introductions or other marketing assistance or training, unless specifically directed by the client in writing.

It is NEVER permissible for the Firm to direct portfolio transactions for mutual funds or for employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) to brokers, dealers or consultants (or their affiliates) in recognition of client referrals or introductions or other marketing assistance or training.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

PRESS RELATIONS POLICY

The following policy is intended to govern any communication between employees of the Firm and the media. This policy covers not only statements to be included in print, but also any interviews for television, radio, or the internet.

No employee of the Firm may speak to members of the press without the prior consent of the Chairman, President or Chief Compliance Officer.

In instances where prior consent has been granted by the Chairman, President or Chief Compliance Officer, the following guidelines are to be followed, as well as any specific instructions given by the Chairman, President or Chief Compliance Officer:

•	Employees may not discuss the performance of any accounts managed by the Firm;

•	Employees may not discuss the performance of individual securities held in client accounts;

•	Employees may not discuss any securities held by the Firm in client accounts; and

•	Employee may not disclose the identity of any client of the Firm.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

RECORDKEEPING POLICY

As a registered investment adviser, Frontier is subject to extensive and detailed requirements under the Investment Advisers Act of 1940 and related Securities and Exchange Commission rules to create and preserve records relating to their activities, to transactions for client accounts, to personal securities transactions of their personnel and to a variety of other matters. A summary of the recordkeeping requirements under the Advisers Act is attached. In addition to the Advisers Act requirements, there are other (sometimes overlapping) recordkeeping requirements imposed by the Investment Company Act of 1940 (which applies because the Firm subadvises mutual funds), by ERISA and by other state or federal laws. Complying with these recordkeeping requirements is not discretionary or optional on the Firm’s part; it is required by law.

It is important not only that the Firm’s records be accurate and complete. It is also essential that they be kept current at all times and that they be kept well-organized. The Firm is at all times subject to surprise examinations of its books and records by the SEC, the U.S. Department of Labor and other governmental authorities.

Because of the Firm’s size and decentralized organizational structure, responsibility for making and preserving required records is shared by many members of the organization. Our compliance with applicable recordkeeping requirements thus depends upon the efforts of a substantial number of our officers and employees. Each officer or employee who has responsibilities to make or preserve records is expected to exercise diligence and care in carrying out these responsibilities in a timely way.

It is a violation of law to forge, falsify, tamper with, obliterate or prematurely destroy these records. Doing so could subject the personnel involved to criminal penalties, regulatory sanctions and/or termination of employment.

Any questions about these matters should be directed to the Chief Compliance Officer.

Document Retention Requirements

UNDER THE ADVISERS ACT

	DOCUMENT	LENGTH OF RETENTION	DEPARTMENT RESPONSIBILITY
Corporate Documents

1	Articles of incorporation (or partnership articles or charters) and any amendments thereto of Frontier, any predecessor and any combining entity thereto	Termination + 3 years	Compliance

2	Minute books	Termination + 3 years	Compliance

3	Stock certificate books	Termination + 3 years	Compliance

Accounting Records

1	Journals, including cash receipts and disbursements, and any other records of original entry that form the basis of all ledger entries	6 years	Finance

2	General auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts	6 years	Finance

3	Bank account information, including check books, bank statements, canceled checks and cash reconciliations	6 years	Finance

4	Bills and statements, paid or unpaid, relating to the business of Frontier	6 years	Finance

5	Trial balances	6 years	Finance

6	Financial statements	6 years	Finance

7	Internal audit working papers relating to Frontier’s business	6 years	Finance

	DOCUMENT	LENGTH OF RETENTION	DEPARTMENT RESPONSIBILITY
Trading Records

1	Trade Tickets. A memorandum of (i) each order given by Frontier for the purchase or sale of any security, (ii) any instruction received from a client by Frontier concerning the purchase, sale, receipt or delivery of a particular security and (iii) any modification or cancellation of any such order or instruction. Each memorandum must:	6 years	Operations

(a) Show the terms and conditions of the order, instruction, modification or cancellation;

(b) Identify the person connected with Frontier who recommended the transaction to the client and the person who placed the order;

(c) Show the client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed; and

(d) Indicate any orders entered pursuant to the exercise of discretionary power.

The trade ticket must reflect the terms of the execution (i.e., shares, price, broker, commission, etc.).

Marketing and Client Relationship Records

1	Form ADV - Part 2. A copy of Form ADV and each amendment or revision to the Form ADV given or sent to any client or prospective client	6 years	Compliance

2	Form ADV – Delivery Record. Proof that Form ADV Part 2 was given or sent to any client or prospective client at the inception of the relationship, including a record of the dates that each written statement was delivered to any client or prospective client who subsequently becomes a client. Documentation shall include any name and address list used to mail the ADV.	6 years	Marketing

3	Advisory and Other Contracts. An original or copy of each written agreement entered into by Frontier with any client	6 years (after termination of the contract)	Marketing

4	Fee Schedules. A list of all fee schedules, if not part of the advisory contracts	6 years (after termination of the contract)	Marketing

5	Client Investment Objectives. A copy of each client’s investment objectives, if not part of the advisory contracts	6 years (after termination of the contract)	Marketing

6	Directed Brokerage and Soft Dollar Agreements. A copy of any client directed-brokerage agreements and any soft dollar agreements with broker-dealers	6 years	Trading

7	Discretionary Power - List. A list (or other record) of all accounts in which Frontier has any discretionary power with respect to the funds, securities or transactions of any client	6 years	Compliance Department

8	Powers of Attorney. All powers of attorney and other evidences of the granting of discretionary authority by any client to Frontier	6 years	Marketing

9

Written Communications. Originals of all written communications received and copies of all written communications sent by Frontier relating to:

(a) Any recommendations or advice made or proposed to be made (includes research reports produced by Frontier, RFPs, newsletters, copies of articles prepared by third-parties that are distributed by the adviser, related emails and copies of articles prepared by third-parties that are distributed by the adviser)

		6 years	Portfolio Management

	(b) Any receipt, disbursement or delivery of funds or securities (including related emails)		Operations and Finance

	(c) Marketing materials, circulars and research reports (Frontier is not required to keep unsolicited market letters and “other similar communications of general public distribution” not prepared by or for Frontier)		Marketing

	(d) Notices to custodians		Operations

	(e) Periodic statements sent to clients		Portfolio Management

	(f) Fee invoices		Finance

	(g) Trade confirmations		Operations

10	Complaint File. A client correspondence or complaint file	6 years	Compliance Department

Marketing and Performance Records

1	Marketing Materials. A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Frontier circulates or distributes directly or indirectly to 10 or more people	6 years from the end of the fiscal year when last used	Marketing

2	Supporting Memoranda. If Frontier recommends the purchase or sale of a security in its marketing materials without stating a reason for the recommendation, Frontier must maintain a memorandum indicating the reason for the recommendation	6 years from the end of the fiscal year when last used	Marketing and Portfolio Management

3

Performance Numbers. All documentation (i.e., account statements, calculation worksheets, etc.) that demonstrates, for the entire measuring period, the calculation of performance or rate of return used in any marketing materials circulated or distributed to 10 or more people

		6 years from the end of the fiscal year when last used	Finance and Operations

(For the performance of managed accounts, this requirement can be satisfied by keeping:

•        all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and;

•        all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts.)

Personal Securities Transactions Records

1	Advisory Representative List. A list of all: a) employees who make or participate in the decision to make recommendations to clients, b) employees who as part of their job obtain information about recommendations before recommendations are disseminated and c) control persons and certain of their affiliates who obtain information about recommendations before recommendations are disseminated	6 years	Compliance

2	Personal Securities Transaction Records. Frontier must maintain a record of every transaction in a security in which Frontier or any of its employees has, or by reason of the transaction acquires, a direct or indirect beneficial interest. Each record must state the title and amount of each security involved; the date and nature of the transaction; the price at which it was effected; and the name of the broker, dealer or bank with or through whom it was effected	6 years	Compliance

Internal Control Records

1	Functions and Responsibilities. Organizational charts, personnel lists and other documents describing the functions and responsibilities of each department and each employee	Permanently	Compliance

2	Compliance Manuals. Written materials that contain supervisory policies and procedures, as evidence of performance of Frontier’s duty to supervise	Permanently	Compliance

3	Annual Certifications. Annual employee certifications of compliance with certain compliance policies and procedures	6 years	Compliance

4	Personnel and Other Employee-Related Manuals	Permanently	Human Resources

5	Personnel Records. For each employee, officer and director Frontier should maintain the: 1. Date of employment; 2. Address and social security number; 3. Disciplinary history.	Permanently	Human Resources

6	Litigation File. A record of past, present and pending litigation involving Frontier or its officers, directors or employees that may have a material effect on Frontier or otherwise trigger disclosure obligations	Permanently	Compliance

7	Business Contracts. All written agreements (or copies) entered into by Frontier relating to the business of Frontier as such, including, for example	6 years	CFO and Compliance

a) Employment contracts, b) Rental agreements and property leases, and c) Contracts with custodian and other service providers.

SEC Filings and Correspondence

1	Form ADV, including all amendments	Permanently	Compliance

2	Annual Schedules to Form ADV	Permanently	Compliance

3	SEC order granting registration	Permanently	Compliance

4	Reports required to be filed under the 1933 Act, including, if applicable, Form D for private placement limited partnerships	Permanently	Compliance

5	Reports required to be filed under the 1934 Act, including, if applicable: a) Schedules 13D and 13G; b) Forms 13F; and c) Forms 3, 4 and 5 under Section 16.	6 years	Compliance

6	Copies of all correspondence with the SEC including any past deficiency letters, exemptions and no-action letters.	Permanently	Compliance

State Filing Requirements and Correspondence

1	Notice Filings. Copies of all notice filings sent to states where Frontier conducts business	Permanently	Compliance

2	Investment Advisory Representatives. A list of all of Frontier’s “investment adviser representatives” and the states in which these persons have a place of business, as defined in Rule 203A-3	Permanently	Compliance

3	Filings for Representatives. Copies of all state filings made on behalf of investment adviser representatives, as well as copies of all state licenses obtained by investment adviser representatives, if any	Permanently	Compliance

4	Correspondence. Copies of all correspondence with any state	Permanently	Compliance

Client Portfolio Records

1	Client Records. Records showing separately for each client the securities purchased and sold, and the date, amount and price of each such purchase and sale	6 years	Operations

2	Securities Records. For each security in which a client has a current position, the current amount or interest of the client	6 years	Operations

3	Investment Recommendations. Written documentation that supports any recommendation made or proposed to be made and any advice given or proposed to be given to any client.	6 years	Portfolio Management and Research

4	Custodian Records. If Frontier receives client custodian statements, they must be maintained. Frontier may rely on the custodian’s maintenance of these records; however, the firm needs to be sure the custodian has the proper controls in place to prevent loss of these records.	6 years	Operations

Cash Solicitation Records (If Applicable)

1	Cash Solicitation Agreements	6 years	Compliance

2	Solicitation Agreements - Solicitors’ separate disclosure document and all written acknowledgments/copy of the disclosure documents delivered to clients by solicitors.	6 years	Compliance

Privacy Notice

	Privacy Notice. Annual privacy notice sent to all clients	6 years	Operations

Proxy Voting

1	Policy and Procedures. A copy of all proxy voting policies and procedures.	6 years	Compliance

2	Proxy Statements. A copy of each proxy statement that the investment adviser receives regarding client securities.	6 years	Operations

3	Votes Cast. A record of each vote cast by the investment adviser on behalf of a client.	6 years	Operations

4	Decision Documentation. A copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision.	6 years	Portfolio Management and Proxy Voting Committee

5	A copy of each written client request for information on how the adviser voted proxies on behalf of the client, and a copy of any written response by the investment adviser to any (written or oral) client request for information on how the adviser voted proxies on behalf of the requesting client.	6 years	Operations

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

DATA SECURITY POLICY

In an effort to maintain a secure environment, Frontier addresses reasonably foreseeable internal and external threats that could result in unauthorized disclosures, misuse, alteration or destruction of client information. The Firm performs ongoing risk assessments through subscription to security newsletters and by researching established security websites. Risk assessment is ongoing as infrastructure changes dictate. These duties are performed by the Systems Administrator as well as outside consultants when required.

There are in place access restrictions to the physical locations containing client information. The Firm’s building employs a receptionist 24 hours a day, 7 days a week. An electronic key card must be presented at the building security desk during hours of operation and used to access the building after hours with sign in. Hardware cannot be removed without written authorization. Computer servers are maintained in a locked climate controlled room at all times. The Chief Financial Officer has the combinations for access when the Systems Administrator is not available. Storage of client information (not electronic) is handled by Iron Mountain.

Access to internal systems is granted only as needed. Client billing information is accessible only to financial officers of the Firm. External systems are handled by Tier 1 Net, Inc. Tier 1 Net, Inc. provided the Firm with security assessments and policies. VPN access is granted to all Frontier employees and only to access their individual desktops. Third party dial-up access is granted for support to the trading system, EZE Castle, with whom Frontier has an ongoing contract, to update data.

File transmissions are transferred over a secure point-to-point FTP connection between the Firm and Portia negating the need for encryption. Internal network file storage is segregated such that sensitive data is kept in secured directories.

Each employee is required to log on to his or her computer using an individualized secure password that must be changed at periodic intervals set by the Systems Administrator. In addition, if an employee’s computer is inactive for a set number of minutes, a screen saver is automatically activated which requires the employee to log on to reactivate the computer. Moreover, employees who are issued blackberries are required to use individualized secure passwords to protect client information. If an employee’s blackberry is inactive for a certain period of time, employees are required to login using their individualized password to reactivate access to the blackberry.

Because of the portability of laptops and the potential for theft or destruction, laptops present a particular security risk with respect to the safety and privacy of any client information that may be stored on them. Therefore, in an effort to further protect the information of our clients, the Firm prohibits employees from storing client information on laptops used inside or outside of the office. Client information may only be stored on the Firm’s secured network.

In order to ensure that client information system modifications are consistent with this security program, all system modifications are done by the Systems Administrator using a secure user name and password. An alert system is in place to detect actual and attempted attacks into client information systems. There are daily checks of the firewall logs in addition to checking Windows log files. Alerts are in place to notify of attacks and attempted intrusion. If the Firm suspects or detects that unauthorized individuals have gained access to the client information system, the response program provides for incident reporting and escalation process (including senior management, regulators, etc.). The compromised machine will be removed from the network. The severity of the incident will be ascertained and the Management Committee will be apprised of the situation.

For measures to protect against destruction, loss or damage of client information due to potential physical hazards, such as fire and water damage or technological failures, see the Firm’s Disaster Recover Policy which is included in this Compliance Manual.

Vendors are selected by reputation and consultation of references. Contractual provisions are done on a per-vendor basis in consultation with the Chief Financial Officer and/or the Firm’s legal representation. Monitoring of service providers by the System Administrator is ongoing.

All employees with access to secure data are trained by the Systems Administrator. Training is provided on an annual basis and with new employees as needed. The Firm has a dedicated Systems Administrator. In his absence, Tier1Net, Inc. provides support and back-up for the Systems Administrator.

A summary of the Firm’s Security features:

•

An industry standard, high-availability pair of SonicWall firewall servers to secure the network. The firewalls enforce strict content filtering, intrusion prevention, and anti-virus on the network’s perimeter

•	Microsoft’s Active Directory Services to

•	create Access Control Lists (ACL’s) of Users and Groups with specific levels of access privileges to all sensitive servers and files,

•	and centrally manage desktop and PDA functions using AD Group Policy

•	All incoming e-mail is processed through an external anti-spam service that also filters all incoming e-mail viruses, worms, Trojan horses, etc.

•	All workstations and laptops maintain a suite of antivirus protection software with real-time signature updates. Enforcement is managed centrally by Active Directory Group Policy

•	Desktop workstations are secured with a login and password, created by that individual employee, which is forced to adhere to a complex password policy

•	Each workstation locks after a brief period of inactivity

•	All PDA/Blackberry handhelds are password protected, enforcement is managed centrally by Active Directory Group Policy

•	Firm-wide, Frontier provides remote access via a server/appliance running SonicWall SSLVPN services to home users and consultants.

•	For BCP/DR Frontier provides remote access to DR platforms via a dedicated server/appliance running SonicWall SSLVPN services for all Frontier Employees

•	Exchange webmail employs SSL certificate encryption and also requires secure login to gain access.

•	Each night the Firm’s internal data is backed up to tape and is securely replicated to an off-site DR facility.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

DISASTER RECOVERY POLICY

In the event of an emergency or natural disaster, Frontier’s disaster recovery and business continuity plans are designed to ensure that the Firm is able to continue its investment management business with minimal disruption. The plan identifies the key components for recovery of business operations and deals with emergency response activities and emergency recovery.

An organizational structure exists within the Firm that is designed to enable effective reaction to business interruptions and to assure quick recovery. A detailed disaster recovery and business continuity plan is maintained by the Firm. This policy is designed to provide a summary of the measures the Firm would take in the event of a disruption in normal business operations.

The following key groups of people are trained to conduct business under adverse circumstances:

Executive: Senior management directs crisis response and recovery, including coordination with local authorities, Frontier staff, and clients. This team is also responsible for ensuring continued management by investment personnel of accounts for which key portfolio management personnel have become incapacitated.

Investment: A core group of Portfolio Managers and Client Relations’ personnel perform the critical functions of portfolio management, compliance, and client communications.

Investment Technology: The technology group addresses software application and computer environment issues.

Investment Support: Operations personnel provide investment support and other portfolio accounting functions.

During a crisis, an escalating three-tier contingency plan covers personnel, facilities and technology to help maintain consistency, stability and efficiency.

Level One – Power Outages

•	Technology back-up plan in place

•	Periodic drills to ensure effective response of personnel and equipment

Level Two – Disruption of Service at Main Frontier Trading Facility

•	Relocation of core investment management functions to a fully functional back-up Trading and supporting Operations plan

•	Mission-critical personnel and technology back-up plan in place

Hardware

The Firm’s network, which includes mission critical applications, would be accessed remotely using Firm issued or personal laptop computers and PDAs. Essential personnel, such as Portfolio Managers, Analysts, and other mission-critical personnel have been issued laptop computers and/or PDAs.

Remote Site Facilities

The Firm has identified a primary off-site facility where core business applications will be operational in the event that there is a disruption to normal business activity. This facility has equipment and security measures in place to ensure that the building and systems have adequate security, fire protection, power, communications and network architecture. In addition to the off-site facility, Frontier has identified home-based locations for use by personnel in the event of a disruption to normal business operations.

Frontier is in a position for mission critical employees to operate separate from each other in the event that situation becomes necessary. Frontier will further monitor and follow the appropriate public advisories should a situation arise involving any public disaster or epidemic.

Back-up Data

Mission-critical data is replicated nightly (e.g., network servers) and real-time (e.g., mail and trading) at an off-site location.

Call Trees

Call tree listings are updated as needed and will be tested periodically. These tests include all mission and non-mission critical personnel. The CCO and the Technology Department are responsible for conducting such tests.

Communication Plans

Communication plans internally and externally are the responsibility of Frontier’s CCO. In the event of a disaster or general business disruption, the Coo, along with the Frontier’s CFO, will initiate the plan. The COO and Technology Department serve as the primary instituting body of the internal plan, while the Client Relations team serves as the primary instituting body of the external plan. These plans will be updated on an as needed basis. Website, cell phones and PDA’s will serve a key role in these plans.

Testing

Frontier plans to test various aspects of its Disaster Recovery and Business Continuity Plans periodically. This testing may include, among other things, moving mission critical traders and operations staff to remote site facilities, implementing the call tree process and transmitting with all regular use service providers. As appropriate, Frontier will test manual processes as a stop-fail plan.

Alternative Trading Desk

In the event of a disaster of general business disruption, one of Frontier’s remote site facilities will serve as fully functional alternative trading desk whenever necessary.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

EMAIL USAGE AND RETENTION POLICY

Purpose and Overview

Email communications by Frontier employees are considered written company records and must be retained if they relate to Frontier’s business as an investment adviser. This policy is designed to establish guidelines for the use of email by employees of Frontier and to ensure compliance with appropriate regulations pertaining to records retention, including what information sent or received should be retained and for how long.

Inappropriate use of the email system or violation of Frontier’s retention guidelines, including tampering with original records, is expressly prohibited and may result in disciplinary action, up to and including termination.

Usage Guidelines

All email communications are the sole property of Frontier. As such, employees should have no expectation of privacy in anything that they create, store, send, or receive on the company’s email system. Frontier reserves the right to access, audit, and monitor any outbound, incoming, saved, deleted, or archived messages at any time, with or without notice. Frontier may also be required to provide access to saved, deleted, or archived email messages to regulatory bodies.

In addition, information obtained by Frontier or regulatory bodies during such access, auditing, and monitoring may be used or disclosed to third parties. Because of this, employees should consider any email communication, including deleted emails, as a business record, and accordingly, as mentioned above, employees should have no expectation of privacy for their email communications. It is each employee’s responsibility to use Frontier’s email communication system in a professional, ethical and lawful manner. Employees must use the same care in drafting e-mail messages as they would any other written business communication.

Inappropriate email usage includes use of email for non-business purposes (other than limited personal use if it is reasonable and does not interfere with work), including messages that contain inappropriate content or messages that are in conflict with Frontier’s culture and tone.

As a matter of general practice, employees are prohibited from conducting business through any personal communication accounts, such as Internet-based email accounts, social networking sites, blogs or email accounts through a third-party service (e.g., Bloomberg). Certain exceptions to this policy may be made upon pre-approval of Frontier’s CCO.

It is strictly prohibited to:

•	Send or forward emails containing libelous, defamatory, offensive, racist or obscene remarks.

•	Send unsolicited email messages or chain mail.

•	Using a means of communication that Frontier is unable to retain.

•

Use Frontier’s email system for anything other than legitimate business purposes (other than limited personal use, as described previously). Therefore, the sending of chain letters, spam or junk mail and other inappropriate material is prohibited.

Blogs

Frontier employees may not participate in any blog discussions regarding investments, regardless of whether the investments relate to any existing or former holdings of Frontier.

Retention Guidelines

Investment advisers must retain all email communications that are records otherwise required to be retained by SEC Rule 204-2(a)-7. This includes communications to or from advisory personnel relating to:

•	Investment recommendations or advice made or proposed to be made;

•	Communications with clients;

•	The receipt, disbursement or delivery of funds or securities;

•	Reliance on Section 28(e) - soft dollar safe harbor;

•	The placing or execution of any order to purchase or sell any security; and

•	Any other matter as to which a record must otherwise be maintained, if the communication is sent by email. This includes:

•	Performance-related information that constitutes advertising;

•	Client acknowledgement of receipt of a disclosure or recommendation;

•	Information from a client underlying a suitability determination;

•	Communications to or from a broker involving pricing, valuation, or

•	other investment or trading matters; and

•	Client requests for information on proxy votes, and the adviser’s

•	response.

Frontier has in place an archive system that captures all email and IM messages that are sent to or are received from an external party. The network is backed up and archived on a periodic basis. Emails that are retained shall be stored in a manner that permits prompt access and retrieval, and includes search, sorting, and printing capabilities.

Emails containing attorney-client privileged information or other privileged content may be identified as such in the subject line of the message and may be retained in a separate folder. A separate log of these emails may be maintained.

Questions regarding the proper classification of a particular communication should be addressed to the Chief Compliance Officer.

Deletion Guidelines

As noted, emails required to be maintained under Rule 204-2(a)-7 must be retained for the period of time described in that Rule, namely two years on-site and approximately seven years in total. After such time, Information Technology may delete all such required emails.

Oversight

The Chief Compliance Officer or his designee may periodically review employees’ email communications to ensure compliance with this policy.

The Information Technology department shall be responsible for the policy’s information retention, protection and retrieval requirements.

Reference: Investment Advisers Act of 1940 – Rule 204-2(a)-7

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

PROXY VOTING STATEMENT AND GUIDELINES

As an investment adviser and fiduciary of client assets, Frontier utilizes proxy voting policies and procedures intended to pursue its clients’ best interest by protecting the value of clients’ investments. Frontier recognizes that proxies have an economic value. In voting proxies, we seek to both maximize the long-term value of our clients’ assets and to cast votes that we believe to be fair and in the best interest of the affected client(s). Proxies are considered client assets and are managed with the same care, skill and diligence as all other client assets. These written proxy policies and procedures are designed to reasonably ensure that Frontier votes proxies in the best interest of clients for whom Frontier has voting authority.

Arrangements with Outside Firms

Frontier has contracted with a third party vendor (the “proxy vendor”) to provide vote recommendations according to a set of pre-determined proxy voting policy guidelines. Frontier has also contracted with the proxy vendor to act as agent for the proxy voting process and to maintain records on proxy voting for our clients. The vendor has represented to Frontier that it uses its best efforts to ensure that its proxy voting recommendations are in accordance with these policies as well as relevant requirements of the ERISA and the U.S. Department of Labor’s interpretations thereof.

There may be occasional circumstances in which Frontier exercises its voting discretion. Frontier’s action in these cases is described in the Conflicts of Interest section of these Policies and Procedures.

Proxy Voting Committee

Frontier has a Proxy Voting Committee that is responsible for deciding what is in the best interest of clients when determining how proxies are voted. The Committee meets at least annually to review and re-approve the vendor’s proxy voting policies as well as Frontier’s own policies if it determines that they continue to be reasonably designed to be in the best interest of Frontier’s clients. Any changes to the vendor’s voting guidelines must be reviewed, approved and adopted by the Committee before they will become effective for Frontier.

Account Set-Up

Except where the contract is silent, each client will designate in its investment management contract whether it would like to retain proxy voting authority or delegate that authority to Frontier. If a client contract is silent on whether the client delegates proxy voting authority to Frontier, Frontier will be implied to have proxy voting authority.

Account Update

On a periodic basis, the agent for the proxy voting process will provide Frontier with a list of Frontier clients for which the agent is voting. This is designed to ensure that the agent is voting for all clients for whom Frontier retains voting authority. In that regard, Frontier will conduct a periodic reconciliation between its and the agent’s records.

Conflicts of Interest

As noted, Frontier has adopted the proxy vendor’s proxy voting guidelines. The adoption of these proxy voting guidelines provides pre-determined policies for voting proxies and is thus designed to remove conflicts of interest. Examples of such conflicts are when we vote a proxy solicited by an issuer who is a client of ours or with whom we have another business or personal relationship that may affect how we vote on the issuer’s proxy. The intent of this policy is to remove any discretion that Frontier may have to interpret how to vote proxies in cases where Frontier has a material conflict of interest or the appearance of a material conflict of interest.

Although under normal circumstances Frontier is not expected to exercise its voting discretion or to override the vendor, the Proxy Voting Committee will monitor any situation where Frontier wishes to exercise its discretion. In these situations, the Proxy Voting Committee, or an employee delegated by the Committee, will consider whether Frontier has a material conflict of interest. If the Committee determines that a material conflict exists, Frontier will vote the proxy using either of the following two methods: (a) we will follow the recommendations of the proxy vendor; or (b) we will not take into consideration the relationship that gave rise to the conflict and will vote the proxy in the best interest of our clients. If the Committee determines that a material conflict does not exist, then we may vote the proxy in our discretion. Frontier’s General Counsel must approve any decision made on such a vote prior to the vote being cast.

Oversight

Proxy Vendor

On a periodic basis, Frontier will verify with the proxy vendor that it made voting recommendations according to its pre-determined policies and provided Frontier with any changes in its pre-determined policies.

Proxy Agent

On a periodic basis, Frontier will verify with the proxy agent that it has voted proxies for accounts for which Frontier delegated voting to the proxy agent.

Custodian

On a periodic basis, Frontier will confirm that client custodians are alerting the proxy agent when accounts are set up at the custodian for the proxy agent to begin voting Frontier’s clients’ securities and that they are forwarding all proxy materials pertaining to the client’s portfolios to the proxy agent for execution.

Votes Cast Other than According to the Proxy Vendor’s Pre-Determined Policies

Frontier’s CCO, who is also the General Counsel will periodically confirm that all documentation regarding any decisions to vote other than according to the proxy vendor’s pre-determined policies are accurate and complete.

Client Disclosure

Clients may obtain information about how Frontier voted proxies for securities held in their account(s) by contacting Frontier at (617) 261-0777.

Upon a client’s request, the proxy agent will provide Frontier with the following information:

1.	The name of the issuer of the portfolio security

2.	The ticker symbol of the security

3.	The CUSIP of the portfolio security

4.	The shareholder meeting date

5.	A description of the matter voted on

6.	Whether the matter was proposed by the issuer or by a security holder

7.	Whether the account voted on the matter

8.	How each proxy proposal was voted (e.g., for or against the proposal, abstain; for or withhold authority regarding election of directors)

9.	Whether the vote that was cast was for or against management’s recommendation.

Recordkeeping

Frontier will maintain in an easily accessible place for a period of six years, the first two years in an appropriate Frontier office, the following documents (except documents maintained on Frontier’s behalf by the proxy agent as specifically noted below):

1.	Frontier’s proxy voting policies and procedures and the proxy voting guidelines.

2.	Proxy statements received regarding client securities. Frontier will satisfy this requirement by relying on the proxy agent, on Frontier’s behalf, to retain a copy of each proxy statement.

3.	Records of votes cast on behalf of its clients. Frontier will satisfy this requirement by relying on the proxy agent to retain, on Frontier’s behalf, a record of the vote cast.

4.	A copy of any document created by Frontier personnel that was material to making a decision on how to vote proxies on behalf of a client or that memorialized the basis for that decision.

5.	A copy of each written client request for information on how Frontier voted proxies on behalf of the client, and a copy of any written response by Frontier to any written or oral client request for information on how Frontier voted proxies on behalf of the requesting client.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

CASH FLOW (CONTRIBUTION / WITHDRAWAL) PROCEDURES

Contributions and Withdrawals

Overview

From time to time, a client will increase its investment portfolio or a new client account will be opened (i.e., new cash contributions) or a client will withdraw all or a portion of assets from its account. When Frontier receives new cash contributions, the money must be invested in a timely manner consistent with the account’s guidelines. When Frontier receives a withdrawal request, Frontier may need to sell securities to raise the appropriate amount of cash. These procedures are intended to address the steps to be taken in the event of a contribution or a withdrawal.

Parties

•	Portfolio Manager

•	Marketing/Client Service Department

•	Trading Department

•	Operations Department

Responsibilities of Parties

•

Notification from the client of a new cash contribution to an existing account or a new account or a withdrawal to an existing account may be delivered to any of the Portfolio Manager, Marketing/Client Service Department, Trading Department, or Operations Department. If the notification is verbal, the employee will use his or her best efforts to obtain that notice in writing.

•

Notification shall be made with either (1) a copy of the client’s written documentation regarding the contribution or withdrawal or (2) an email with the specific details including: name of client, name of notifier, date of notification, expected date and the transaction amount. A copy should be maintained in the client file. The correspondence should be sent to the Portfolio Manager, Marketing/Client Service, Trading and Operations (sent to the Institutional Cash Flows e-mail list).

•	In the case of withdrawals, Trading will sell securities in accordance with Portfolio Manager instructions.

•

The Operations Department will confirm with the custodian that the cash flow has been posted and will post the cash flow on the portfolio accounting system and rebuild Windows (after settlement, in the case of withdrawals).

•	The Operations Department will check in Windows to ensure that it has been successfully rebuilt.

•

The Operations Department will immediately notify the Trading Department, Marketing/Client Service and Portfolio Manager (by the Institutional Cash Flows e-mail) when the contribution or withdrawal has been posted to the client’s account and whether Windows has been successfully rebuilt.

•

In the case of contributions, the Trading Department will invest the new money for the portfolio as soon as possible when notified by the Operations Department that the money has been received, posted and Windows rebuilt.

•	The Operations Department reviews daily the automated download for certain retail accounts and will notify Trading and Marketing of any cash flow greater than $1,000.

Limited Partnership Cash Flows

•	Custodian’s Authority to Transfer Assets

The partnership’s funds and securities are deposited and held by an independent custodian. The transfer of funds and securities to the general partner/investment adviser is limited to withdrawals from the adviser’s capital account and for the payment of advisory fees. The custodian agrees to maintain records of partnership transactions and to transfer funds or securities only to the following: (i) to another independent custodian for the account of the Partnership, (ii) to the limited partners of the Partnership, (iii) to independent third persons for the payment of fees or charges legitimately associated with the management of the partnership, or (iv) to a brokerage firm in the course of portfolio purchases and sales provided that the transfer is made on a payment against delivery basis.

•	Annual Audit of the Partnership

The partnership’s books and records are audited annually by an independent certified public accounting firm.

•	Requests Made to the Custodian

The custodian would wire the funds as instructed by the General Partner. Any cash flow in the General Partner’s activity for the year would be tested in conjunction with the annual audit.

•	Steps for the Payment of Advisory Fees by Custodian

The adviser sends to the custodian a bill showing the amount of the fee, the value of the partnership’s assets on which the fee was based, and the specific manner in which the adviser’s fee was calculated. The custodian in turn pays the invoice out of the funds of the applicable partnership. Calculations of the management fees are tested in conjunction with the annual audit of the Partnership’s books.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

CORPORATE ACTION AND CLASS ACTION PROCESSING PROCEDURES

Corporate Actions

Responsibility

The Operations Department is responsible for monitoring and processing all corporate actions.

Non-elective corporate actions (e.g., stock splits, mergers, spin-offs)

Portia notifies the Operations Department via e-mail of any upcoming corporate action relating to a security held by a Frontier client.

When the corporate action occurs, Portia applies the action to all impacted accounts.

The Operations Department will confirm at the monthly account reconciliation that the corporate action was correctly processed for all impacted accounts.

Elective corporate actions (e.g., tender offers)

Custodian notifies Operations Department of the corporate action and provides appropriate documentation, including information concerning the expiration date of the corporate action.

The vast majority of elective corporate actions that Frontier receives are tender offers below the market price of the stock or small odd-lot tenders, neither of which Frontier would elect to participate in. On the expiration date of these corporate actions the Operations Department will review the corporate action and the market price of the stock and if the tender price is less than the market price or it is an odd-lot offer then the Operations Department will take no action to participate in the tender.

For all corporate actions that are not below-market or odd-lot tenders, the Operations Department will notify the appropriate Portfolio Manager(s) promptly upon receipt of the corporate action. The Operations Department puts the corporate action and its expiration date in the Department’s electronic calendar. On or shortly before the expiration of the corporate action, the Operations Department will ask the relevant Portfolio Manager(s) whether he or she wishes to participate in the corporate action. If the Portfolio Manager(s) elects to do so, then the Operations Department will complete the necessary paperwork on behalf of the impacted client accounts and return the paperwork to the custodian.

Class Actions

•

Frontier is not obligated to take any legal action with regard to class action suits relating to securities purchased by Frontier for its clients. Should a client wish to retain legal counsel and/or take action regarding any class action suit proceedings, Frontier will provide the client or the client’s legal counsel with information that may be needed upon the client’s legal counsel with information that may be needed upon the client’s reasonable request.

•

In the event that a Frontier client is eligible to participate in a class action involving a current or former security holding, the Operations Department will be notified of such action through the client’s custodian.

•	The custodian notifies the Operations Department of the action in writing and provides documentation that must be completed to receive any proceeds from the corporate action.

•

Prior to the due date, the Operations Department completes the necessary forms on behalf of each eligible account to participate in the class action and returns the documentation to the representative of the class action.

•

If the class action results in cash proceeds for a client’s account then the class action representative will forward the proceeds to the client’s custodian and the custodian will notify the Operations Department of the transaction.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

ACCOUNT RECONCILIATION PROCEDURES

The Operations Department is responsible for conducting daily and monthly reconciliations on all institutional accounts. The Operations Department receives monthly custodial statements from custodians, which detail month-end holdings of cash and securities, securities and cash transactions, income payments and corporate actions. The Operations Department manually reconciles these statements with information maintained on the portfolio accounting system. Custodial positions are normally based on settlement date, while the portfolio accounting system positions are based on trade date. The reconciliation process consists of a two-step review of month-end cash balances and then month-end security positions. In addition, with respect to client accounts that are connected electronically to the portfolio accounting system, the Operations Department performs daily account reconciliations. The daily reconciliation allows the Operations Department to review cash and security positions.

Cash balances

If there is a discrepancy in the daily or month-end cash balances, the Operations Department reviews the transactions during the month to locate the reason for the discrepancy.

•

If the discrepancy is the result of interest paid but not reflected on the portfolio accounting system (this occurs from time to time because the portfolio accounting system does not receive information on the receipt of certain types of interest, such as from money market funds), the corrected interest payment is posted on the portfolio accounting system.

•

If the discrepancy is the result of a difference in a security transaction (e.g., a settlement that has not yet been reflected on the custodian’s books) and if the discrepancy is a custodial error, the Operations Department provides the custodian with corrected information and confirms at the next reconciliation that the discrepancy has been adjusted. If the security transaction discrepancy is a portfolio accounting system error, the corrected information is entered in the portfolio accounting system.

•

If the discrepancy is the result of a dividend payment, the Operations Department researches the dividends for the month by reviewing a third-party database of dividend payments. If the dividend payment discrepancy is a custodial error, the Operations Department provides the custodian with corrected information and confirms this at the next reconciliation. The portfolio accounting system errors are corrected in the portfolio accounting system.

Security positions

The reconciliation of security positions involves a review of the names of securities held and the number of shares held and their market value. If the Operations Department discovers a discrepancy, the following actions are taken:

•	If the discrepancy is the result of a pending trade, it is not necessary to take any action. Pending trades are reflected in the account reconciliation.

•

If the discrepancy is the result of a failed trade, the trade details are researched and the broker and custodian are contacted to expedite trade settlement. (See Frontier’s Trade Settlement Procedures.)

If the discrepancy is a result of a corporate action, research is conducted to determine whether the account is eligible for the corporate action and the resulting number of shares. Any discrepancy caused by the custodian is reported to the custodian for correction. Any portfolio accounting system discrepancy is promptly noted and communicated to their service area so that they can take corrective action. Or, if needed, Operations makes the correction manually in the portfolio accounting system.

Unreconciled items

A Reconciliation Status Form is filed with the Operations Manager within the first few days following every month end. This form documents any account which has not been reconciled within 30 days as well as any outstanding reconciling item in any account which has been outstanding for more than 30 days.

Anything that is noted is followed up by the Operations Manager to final resolution and noted as such in the file.

The Operations Manager shall report quarterly to senior management any material reconciled items or stale (i.e., greater than 30 days) reconciled items.

Finance review

From time to time, the Operations Manager conducts a random internal audit of account reconciliations and reports any discrepancies to the Operations Department for corrective action.

Recordkeeping

The Operations Department retains in its files copies for each account of each month’s custodian statement, the portfolio accounting system holdings and cash statement.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

TRADE SETTLEMENT PROCEDURES

Trade Processing

The processing and settlement of client trades is conducted in accordance with Frontier’s Trade Processing Procedures. In the event that the Operations Department discovers any discrepancy involving a trade, the procedures below shall be followed, together with Frontier’s Trading Error Procedures.

Trade Discrepancies

The Operations Department is responsible for identifying and correcting any trading discrepancies or errors in the settlement process. As soon as the Operations Department discovers a trade discrepancy (typically, by the next trading day), the Operations Department will work with the broker, custodian and other Frontier employees to understand and resolve the trade discrepancy.

If the trade discrepancy is the result of a difference in the security, number of shares, commission or trade settlement date, the following corrective actions should be taken, depending on the reason for the discrepancy:

•	Portia discrepancies are corrected by correcting the information on Portia and reporting the corrected information to the custodian.

•	Custodial discrepancies are corrected by reporting the discrepancy to the custodian.

•	Broker discrepancies are corrected by correcting the information with the broker, receiving a corrected trade confirm and reporting the corrected information to the custodian.

If the trade discrepancy is the result of the broker not having good delivery instructions, the Operations Department will notify the broker. The broker will then access the corrected information from.

Failed Trades

In the event that a trade discrepancy is not able to be resolved by the settlement date, the trade will fail. The Operations Department will continue to work on correcting the trade. If the failed trade results in overdraft charges, the custodian and broker will resolve the payment of such charges. No overdraft or other charges may be incurred against a client’s account, and with the knowledge of Frontier, without the prior approval of the Compliance Department.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

INSTITUTIONAL ACCOUNT SETUP AND CLOSING PROCEDURES

The following procedures should be followed for opening new institutional accounts and closing institutional accounts:

Opening new accounts

Management Agreement

•	When Frontier has been selected, or is being considered, as an investment manager by a potential client, the Marketing Department will send to the potential client:

•	Frontier’s appropriate form of Management Agreement (depending on whether the client is ERISA or non-ERISA)

•	Frontier’s Privacy Policy

•	Frontier’s Form ADV

•

The Marketing Department will inform the CCO, who is also the General Counsel, of any client comments to the Agreement or if the client wishes to use its own form of Agreement. The Legal Department will work with the Marketing/Client Service Department to negotiate and finalize the Agreement. (See Frontier’s Agreements with Investment Advisory Clients procedures.)

•

If the client wishes that investment guidelines be used for the account, the client will either provide the guidelines or ask the Marketing Department to provide guidelines. The Marketing Department will provide any client investment guidelines to the CCO to review and the CCO will ask the Portfolio Manager and any other appropriate personnel (e.g., Operations, Finance) to review the investment guidelines.

•	Final copies of the Management Agreement and, if applicable, investment guidelines are returned to the client and put in the client and Legal Department files.

Account Set-Up Sheet

•	The Marketing Department will prepare an Account Set-Up Sheet which contains relevant information about the client’s account.

•

At least one day prior to the funding of the client’s account, the Marketing/Client Service Department will finalize the Account Set-Up Sheet and distribute copies to the Operations Department, Finance, Compliance, Trading, and the relevant Portfolio Manager’s Administrative Assistant.

Setting up the account:

•	Operations Department inputs into the portfolio accounting system the relevant information from the Account Set-Up Sheet (e.g., client name, account number, manager, composite, account type)

•	Operations Department contacts the client’s custodian and coordinates the funding of the client’s account

•	Compliance will add any investment guidelines to the appropriate Investment Guideline Matrix and automated compliance system

•	Compliance will set-up the appropriate rules to test the guidelines

Funding the account

•

The Marketing Department obtains from the client or consultant the date for funding the account and any special instructions (e.g., whether Frontier will receive cash or securities) and shares this information with the Operations Department, Trading Department and appropriate Portfolio Manager.

•

As soon as the Operations Department receives confirmation from the custodian that the account has funded, the Operations Department will notify by e-mail the Portfolio Manager, Trading Department and Marketing/Client Service Department.

•

The Portfolio Manager will promptly work with the Trading department to ensure that the funds are invested as soon as possible given market conditions and in accordance with any instructions from the client.

•	The Operations Department records on the portfolio accounting system the funding date as the date for the commencement of the client’s performance reporting.

Account funded with securities

•

In the event that the client chooses to fund the account with securities (e.g., in a transfer from a previous manager), then the Marketing Department will discuss with the Portfolio Manager what securities he or she intends to keep and which will be sold. The Marketing Department will convey this information to the client and receive instructions on how to proceed with the securities (e.g., client may wish to sell the unwanted securities or ask Frontier to sell the unwanted securities). The steps under “Funding the account” above should then be followed.

Directed brokerage

In the event that the client informs Frontier that it wishes a portion of the commissions generated from its account to be directed to one or more brokers, the Marketing Department will obtain from the client a written letter of direction and provide a copy to the Trading Department.

Closing accounts

When a client elects to terminate its account with Frontier, the Frontier employee receiving the information will notify by e-mail the Portfolio Manager, Marketing Department, Operations Department, Trading Department, Legal Department and Finance of the termination date and any special instructions (e.g., whether the client wishes that the portfolio securities be sold prior to termination).

The termination notice from the client must be in writing and placed in the client file.

The Operations Department contacts the client’s custodian and notifies it of the termination date.

The Operations Department makes a notation on the portfolio accounting system about the termination date of the account.

The Operations Department provides Finance with a copy of the final appraisal for billing purposes. Finance ensures that the final management fee is calculated and paid in accordance with the terms of the Management Agreement.

The Portfolio Manager works with the Trading Department to coordinate the transition of the portfolio or the conversion of the portfolio to cash, as per the client instructions.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

CUSTODY

Rule 206(4)-2 regulates the custody practices of advisers registered under the Advisers Act. The rule requires advisers that have custody of client securities or funds to implement a set of controls designed to protect those client assets from being lost, misused, misappropriated or subject to the advisers’ financial reverses.

Policy

Neither Frontier nor any employee on behalf of the Firm may take custody of clients’ funds or securities, other than custody it may be deemed to have as a result of automatically deducting fees from a client account or where it serves as the general or limited partner of an investment partnership.

Qualified Custodian

Except in instances where Frontier is the managing member or general partner of an unregistered investment product (e.g., a hedge fund), Frontier does not select the custodian for its clients.

Notwithstanding the foregoing, to the extent that Frontier places client assets with a custodian, Frontier will only place client assets it manages with a “qualified custodian.” Per SEC regulations, qualified custodians include:

•	SEC-registered broker-dealers that hold client assets in customer accounts;

•	Banks and FDIC-insured savings institutions (thrifts are qualified, credit unions and uninsured banks are not);

•

Futures commission merchants (FCMs) that hold client assets in customer accounts. However, FCMs are qualified to be custodians only for client funds and securities futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and

•

A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients’ assets in customer accounts segregated from its proprietary assets and where Frontier must either have a reasonable basis for believing that the foreign institution will provide a level of safety for client assets similar to that which would be provided by a U.S.-based qualified custodian.

Client Notice

Promptly after a new client’s account is opened with a custodian, the Operations team must provide the client with, or receive from the client, a written notice containing the following information: the custodian’s name, address, and the manner in which the funds or securities are maintained. In addition, when any of that identifying information changes, Operations will provide the client with a revised notice.

Procedure for Avoiding Physical Custody

To avoid being deemed to have physical custody of client assets, Frontier’s procedures prohibit the following practices:

•	Any employee, officer, and/or the Firm from having signatory power over any client’s checking account;

•	Any employee, officer, and/or the Firm from having the power to unilaterally wire funds from a client’s account;

•	Any employee, officer, and/or the Firm from holding any client’s securities or funds in Frontier’s name at any financial institution;

•	Any employee, officer, and/or the Firm from physically holding cash or securities of any client;

•	Any employee, officer, and/or the Firm from having general power of attorney over a client’s account;

•	Any employee, officer, and/or the Firm from holding client assets through an affiliate of Frontier where the Firm, its employees or officers have access to advisory client assets;

•

Any employee, officer, and/or the Firm from receiving the proceeds from the sale of client securities or interest or dividend payments made on a client’s securities or check payable to the Firm except for advisory fees; and

•	Any employee, officer, and/or the Firm from acting as a trustee or executor for any advisory client trust or estate.

Receipt of client funds or securities from the client

In the event that client funds or securities are received inadvertently by Frontier or any employee of Frontier, such funds will be returned to the sender within three (3) business days, otherwise Frontier will be deemed to have custody and significant compliance responsibilities would need to be fulfilled.

Receipt of client or former client funds or securities from a third party

Client or former client funds or securities received from third parties, such as class action settlement checks or IRS refund checks will be forwarded to the client, former client or its qualified custodian within five (5) business days. If, for some reason Frontier is unable to forward the funds or securities to the client, former client or its qualified custodian, Frontier will return the funds or securities received to the third party sender within five (5) business days.

In either case, a letter shall be sent with the returned or forwarded funds or securities instructing, as appropriate, the client, the representative, or third party from whom they were sent that all transactions must be handled by the client’s or former client’s custodian. In addition, in cases where Frontier forwards funds received from third parties (such as class action settlement checks or IRS refund checks) on to the client’s qualified custodian, Frontier shall send a letter to the third party from whom the funds were sent instructing such third party that all transactions must be handled by the client’s or former client’s custodian.

The Chief Compliance Officer will be copied on all such letters sent, along with a facsimile of the asset being returned or forwarded. Frontier will maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and, if so, when) the client assets were forwarded to its client (or former client) or a qualified custodian, or returned to third parties.

Employees of Frontier do not have authority to direct custodians to disburse funds or securities. They may, at times, relate the instructions of a client to the custodian for fund disbursement.

Direct Fee Deduction

In any case where Frontier’s fee is directly deducted from the client’s custodial account for payment, Frontier is deemed to have technical custody. In these cases, Frontier must have a reasonable basis, after due inquiry, for believing that the client’s custodian sends an account statement, at least quarterly, to each of the clients identifying the amount of funds and each security in the account at the end of the period, and setting forth all transactions in the account during that period.

Frontier relies on the client’s custodian to provide a quarterly statement to the clients that shows disbursements of funds from the client’s account, including the payment of Frontier’s fee. From time to time, Frontier may confirm with the client’s custodian that account statements are being sent to the client on at least a quarterly basis.

Limited Partnerships and Other Pooled Vehicles

Frontier is considered to have custody with respect to any situations in which it is the general partner of a limited partnership. At least annually, Frontier has its partnerships audited by an independent accountant. Frontier will distribute the partnerships’ audited financial statements to its limited partners within 120 days of the end of the partnership’s fiscal year. Frontier may send these financial statements to an independent representative on behalf of all of the limited partners. The representative can serve for all limited partners, so long as the representative:

•	By law or contract is obliged to act in the best interest of the advisory client or the limited partners;

•	Does not control, is not controlled by, and is not under common control with Frontier; and

•	Does not have, and has not had within the past two years, a material business relationship with Frontier.

Oversight

The Chief Compliance Officer or his designee shall periodically verify that client accounts are maintained only with qualified custodians and that Frontier continues to have a reasonable belief that those custodians are sending clients quarterly statements of their assets and transactions.

The Chief Compliance Officer or his designee will also periodically confirm that Frontier has not otherwise accepted custody of client assets by examination of client contracts and discussions with Frontier personnel.

The Chief Compliance Officer or his designee shall periodically verify with Frontier personnel that they have not received directly any client assets or if they have, have followed the return procedures outlined in these procedures.

FRONTIER CAPITAL MANAGEMENT COMPANY, LLC

ANNUAL COMPLIANCE REVIEW

A. Purpose

In accordance with the SEC’s compliance program rule, Rule 206(4)-7 under the Investment Advisers Act, each registered investment adviser is required to review its compliance policies and procedures annually to determine their adequacy and the effectiveness of their implementation. The review should consider any compliance matters that arose during the previous year, any changes in the business activities of the adviser, and any changes in the Advisers Act or applicable regulations that might suggest a need to revise the policies or procedures.

B. Summary

The annual review will typically be conducted using a risk based approach that may include a broad-based review of the risks inherent in the Firm’s business, these risks include operational, legal and regulatory and reputational risk. The review shall be designed to analyze the controls designed to address those risks and testing of those controls to determine whether they are operating effectively and whether they are reasonably designed.

As part of the annual review, the Firm generally will identify and document key risk factors, mitigating controls, and any gaps for each of the Firm’s broad compliance advisory functions. The Firm will also analyze and evaluate the adequacy of operational procedures and internal controls in these areas and will generally conduct tests to ensure compliance with procedures and controls critical to the overall internal control environment.

The review may include review of compliance, management and exception reports and other testing of the policies and procedures applicable to the Firm’s investment advisory activities. An initial risk assessment of the Firm may be conducted to determine which items to sample. In some cases, the Firm may test the integrity of the process as opposed to actually sampling and testing.

The Firm’s CCO in conjunction with Affiliated Managers Group Affiliate Legal and Compliance Program staff and other Firm personnel review the Firm’s compliance program for any necessary changes in policy or practice. By periodically reviewing policies and procedures the Firm will be able to ensure that its compliance program remains effective.

Reference:     Advisers Act- Rule 206(4)-7